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Securities Exchange Act of 1934
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Southwest Gas Holdings, Inc.
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Letter to Our Stockholders

Dear Fellow Stockholders:
On behalf of the Board of Directors (the “Board”), we extend our sincere thank you for your support throughout a transformative year for Southwest Gas Holdings, Inc. (“we,” “us,” “our,” or the “Company”). As stewards of the Company and your investment, we remain focused on developing, overseeing and supporting strategies that will deliver long-term growth and value for all of our stockholders. We are incredibly proud of our achievements in 2024 and want to share some highlights of our efforts to advance our strategic priorities.
Our Board and management team are focused on the Company’s transformational strategy to become a premier, fully regulated natural gas utility. In 2024, we reached an important milestone toward the separation of Centuri Holdings, Inc. (“Centuri”) through a successful initial public offering in April. We have taken steps to position Centuri as an industry leader in utility infrastructure services and realize the full value of our investment, including welcoming accomplished utility and energy industry executive Chris Brown as President and CEO of Centuri. The Board is overseeing leadership’s accountability for the successful completion of the Centuri separation.
We are pleased to report strong financial performance for 2024. The Company executed on its 2024 capital plan and reaffirmed its commitment to maintaining a strong investment grade balance sheet and competitive dividend. As a result of our effective strategy execution, we did not have to access the equity markets in 2024.
In addition, our collaborative approach to working with regulators and legislators has led to constructive regulatory outcomes. We have made significant investments in infrastructure in recent years to ensure we continue to provide safe, reliable and resilient service. Positive rate case outcomes, as well as ongoing cost management efforts, provide us with confidence in our ability to optimize utility operations and continue delivering value for stockholders.
On behalf of all our employees, we thank you for your support and continued investment.
Sincerely yours,
Karen S. Haller
President and Chief Executive Officer
E. Renae Conley
Chair of the Board of Directors

2025 Notice and Proxy	i

ii	Southwest Gas Holdings, Inc.

Notice of Annual Meeting of Stockholders

ITEMS OF BUSINESS
Proposals		Voting Recommendation

1	To elect eleven directors of the Company	FOR See Page 8

2	To approve, on a non-binding, advisory basis, the Company’s executive compensation	FOR See Page 40

3	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2025	FOR See Page 83

4	To transact such other business as may properly come before the meeting or any adjournment thereof

Your vote is very important to us. We realize you may not be able to attend and vote at the virtual 2025 Annual Meeting of Stockholders (the “Annual Meeting”). We urge you to vote in advance of the Annual Meeting online, as instructed in the Important Notice Regarding the Availability of Proxy Materials. If you have elected to receive a paper or email copy of the proxy materials, you may vote online, via telephone or by completing, signing and mailing the Proxy Card. Voting now will not limit your right to change your vote or to attend the Annual Meeting. If you attend the Annual Meeting virtually and decide to vote by ballot at the Annual Meeting, such vote will revoke any prior proxy you may have submitted. If your shares are held in the name of a bank, broker or other holder of record, you may vote at the Annual Meeting only if you provide a legal proxy from such bank, broker or other holder of record.
By Order of the Board of Directors,
Catherine M. Mazzeo
Senior Vice President, Chief Legal, Safety and Compliance Officer and Corporate Secretary

Date and Time May 1, 2025 8:30 AM (PDT)

Location Virtual Meeting

Who Can Vote Stockholders as of March 3, 2025 are entitled to vote.

HOW TO VOTE Please review the Proxy Statement and vote, at your earliest convenience, using any of the following methods:

BY TELEPHONE Call the phone number listed on your Proxy Card.

Online Visit the website listed on your Proxy Card or Notice of Internet Availability.

By Mail Sign, date and return your Proxy Card in the provided postage-paid envelope.

Virtual Meeting Access the virtual meeting to vote by ballot. See “How Do I Attend the Annual Meeting?” (page 89) for instructions.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 1, 2025: Pursuant to rules promulgated by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the internet. On or about March 17, 2025, an important Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) will be sent to our stockholders of record, and a paper copy of the proxy materials will be sent to Employee Investment Plan participants and those stockholders of record who have requested a paper copy. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice regarding availability of proxy materials. In accordance with SEC rules, you may access our proxy materials and 2024 Annual Report to Stockholders at www.swgasholdings.com/financial-information/annual-reports-proxy-materials, which provides for anonymous access. The Notice of Internet Availability also includes instructions for stockholders to request, at no charge, a printed copy of the proxy materials.
Important Notice Regarding the Virtual Annual Meeting: The virtual format of the Annual Meeting ensures that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation. For more information about the virtual Annual Meeting, see “Questions and Answers About The Annual Meeting” in this Proxy Statement.

2025 Notice and Proxy	1

About Southwest Gas Holdings, Inc.
Southwest Gas Holdings, Inc., through its primary operating subsidiary Southwest Gas Corporation, engages in the business of purchasing, transporting, and distributing natural gas. Southwest Gas Corporation is a dynamic energy company committed to exceeding the expectations of over two million customers throughout Arizona, Nevada, and California by providing safe and reliable service while innovating sustainable energy solutions to fuel the growth in its communities. In addition, Southwest Gas Holdings, Inc. is the majority owner of Centuri Holdings, Inc., which provides comprehensive utility infrastructure services across North America.
Southwest Gas Corporation Financial Snapshot

$2.5 billion 2024 Revenue	$261.2 million 2024 Net income

8.1% 2024 Utility return on equity	$6.4 billion[2] 2024 Estimated Rate Base

2,258,000 Total Customers Served[1]
Positioned to Unlock Significant Value

Southwest Gas Holdings, Inc.
▪Strengthening capital and strategic flexibility through separation of Centuri Holdings, Inc.
▪Maintaining balance sheet flexibility and investment grade credit ratings
Southwest Gas Corporation
▪Providing safe, reliable, and affordable natural gas service
▪Positive regulatory developments and strong organic rate base growth
▪41,000 first-time meter sets in 2024
▪Optimizing the utility to deliver value
▪Capital expenditure plan driven by strong economic and customer growth throughout our service areas
▪Well positioned to continue delivering sustainable energy options for our customers

(1)As of December 31, 2024.
(2)Rate base amounts reflect estimated total investment in facilities to provide utility service, less estimated retirements, depreciation, and deferred taxes plus working capital as of December 31, 2024. This is different than our authorized rate base, which is the rate base approved by our regulatory bodies in our most recent rate cases and that is reflected in current rates.

2	Southwest Gas Holdings, Inc.

Key 2024 Business Highlights

2024

Q1		Q2		Q3		Q4

	Southwest Gas Corporation filed ~$126 million general rate case in Arizona		Centuri Holdings, Inc. initial public offering completed		Southwest Gas Holdings, Inc. extended $550 million term loan
For 5th year in a row, Southwest Gas Corporation ranked #1 in Customer Satisfaction with Residential Natural Gas Service in the West among Large Utilities in studies conducted by a leading national consumer insights firm

			Annual revenue increase of ~$59 million approved in Nevada for Southwest Gas Corporation		Southwest Gas Corporation extended $400 million revolving credit facility		Southwest Gas Holdings, Inc. finished 2024 with ~$360 million in cash

Southwest Gas Corporation filed ~$50 million general rate case in California

2025 Notice and Proxy	3

Proxy Statement Summary
The following summary highlights information more fully described elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Proposal 1 Election of Directors

The Board recommends a vote “FOR” each of the nominees named below.	See Page 8

Director Nominees

Name and Primary Occupation	Age	Director Since	Committee Membership
			AC	CC	NCGC	STC
Karen S. Haller President and Chief Executive Officer Southwest Gas Holdings, Inc. Chief Executive Officer, Southwest Gas Corporation	61	2022
E. Renae Conley Chair of the Board CEO, ER Solutions, LLC Former Utility Company Executive	67	2022
Andrew W. Evans Retired Utility Company Executive, Southern Company	58	2022
Jane Lewis-Raymond Principal, Hilltop Strategies Retired Executive, Piedmont Natural Gas	58	2019
Henry P. Linginfelter Retired Executive, Southern Company Gas	63	2022
Anne L. Mariucci Private Investor, Retired Real Estate and Construction Executive, PulteGroup, Inc. and Del Webb Corp.	67	2006
Carlos A. Ruisanchez Co-founder, Sorelle Capital	53	2022
Brian E. Sandoval President, University of Nevada, Reno	61	First time nominee
Ruby Sharma Former Partner, EY LLP	58	2022
Andrew J. Teno President and Chief Executive Officer, Icahn Enterprises L.P.	39	2022
Leslie T. Thornton Retired Executive, WGL Holdings, Inc. & Washington Gas Light Company	66	2019

AC – Audit Committee	NCGC – Nominating and Corporate Governance Committee	– Chair	– Independent
CC – Compensation Committee	STC – Strategic Transactions Committee	– Member

4	Southwest Gas Holdings, Inc.

Proxy Statement Summary
Board and Director Nominees Snapshot
Independence
91% of director nominees
are independent

Independent	Non-Independent
Tenure
Average Tenure: 5 years

< 4 Years	4-7 Years

>7 Years
Age
Average Age: 59 years

<50 years	50-60 years

61-70 years

Gender
55% of director nominees are women

Female	Male
Racial/Ethnic Diversity
36% of director nominees are ethnically or racially diverse

African American	Hispanic/Latino

Asian	Caucasian
Committee Leadership
75% of the committee Chairs
are women

Female	Male

2025 Notice and Proxy	5

Proxy Statement Summary
Skills and Experience

Public Company Board Service
11/11

Public Company Executive Officer
9/11

Legal/Regulatory
9/11

Finance/Accounting
8/11

Service Territory Knowledge
4/11

Energy Utility
7/11

Technology/Cybersecurity
3/11

Environmental, Social and Governance (“ESG”)
10/11

Operations Responsibility
9/11

6	Southwest Gas Holdings, Inc.

Proxy Statement Summary

Proposal 2 Advisory Vote to Approve the Company’s Executive Compensation

The Board recommends a Vote “FOR” the proposal to approve the Company’s executive compensation.	See Page 40

Pay for Performance
With respect to each of our named executive officers (“NEOs”), all routine annual cash incentives and long-term equity incentives are “at risk,” as those awards are either variable based on the level of performance against incentive targets or are subject to continued employment during a three-year vesting period. The portion of total direct compensation designed to be at risk depends upon the NEO’s position and the ability to influence outcomes, as well as market pay levels and risk mitigation considerations. Ms. Haller, the Company’s CEO, has the largest portion of pay at risk.

CEO Target Compensation At-Risk
Other NEOs Target Compensation At-Risk

Base	Annual Incentive	Total At-Risk	Long-Term Incentive

Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm

The Board recommends a Vote “FOR” auditor ratification.	See Page 83

The Audit Committee selected PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for the year ending December 31, 2025, subject to ratification of the selection by the stockholders. PwC has been the Company’s independent public accounting firm since 2002. The Audit Committee determined there are intrinsic benefits to audit quality resulting from the audit firm’s tenure, including years of experience that provide deep knowledge of the Company’s operations and business, its accounting policies and practices, the environment in which it operates, and its internal control over financial reporting.

2025 Notice and Proxy	7

Board and Governance Matters

Proposal 1 Election of Directors

The authorized number of directors is currently fixed at eleven. At our Annual Meeting, stockholders will elect directors to hold office until the next annual meeting of stockholders or until their successors shall be elected and duly qualified.
Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated E. Renae Conley, Andrew W. Evans, Karen S. Haller, Jane Lewis-Raymond, Henry P. Linginfelter, Anne L. Mariucci, Carlos A. Ruisanchez, Brian E. Sandoval, Ruby Sharma, Andrew J. Teno, and Leslie T. Thornton to serve as directors of the Company. All of the nominees are independent under the applicable rules of the New York Stock Exchange (the “NYSE”), except for Ms. Haller. Each of the nominees, with the exception of Mr. Sandoval who is a first-time nominee, was elected to his or her present term of office by stockholders at our 2024 Annual Meeting. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine, unless the Board, in its discretion, reduces the number of directors serving on the Board. In accordance with the terms of the Cooperation Agreement (as defined below), the Company agreed with the Icahn Group (as defined below) to nominate Andrew W. Evans, Henry P. Linginfelter, Ruby Sharma, and Andrew J. Teno for election at the Annual Meeting. For more details with respect to the Cooperation Agreement, see “Board and Governance Matters – Cooperation Agreement” below.
Pursuant to the Company’s Bylaws, a director nominee is elected only if they receive a plurality of the votes cast with respect to their election, subject to our Majority Voting Policy. As a result, the eleven nominees for director who receive the highest number of votes “FOR” election will be elected as directors, and any shares not voted “FOR” a particular nominee, whether as a result of a “WITHHOLD” vote or broker non-vote, will not be counted in such nominee’s favor. For more details about our Majority Voting Policy, see “Board and Governance Matters - Majority Voting Policy” below.

The Board recommends a vote “FOR” each of the nominees named below.

8	Southwest Gas Holdings, Inc.

Board and Governance Matters
Board of Directors
Under the provisions of the Delaware General Corporation Law and the Company’s Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board. The Board is kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers and by reviewing reports and other materials provided to it by management at the Board and committee meetings.
Director Biographies
The names of the nominees, their principal occupation and the Board’s reasons for their selection are set forth below. Except as noted, each of the nominees has held the position listed beside their name for at least the past five years.

E. RENAE CONLEY CEO, ER Solutions, LLC Former Utility Company Executive

Chair of the Board	Board Committees: Audit, Compensation Other Public Company Boards: TXNM Energy, Inc. (NYSE: TXNM)
Age: 67 Director Since: 2022

Background
▪CEO of ER Solutions, LLC, an energy consulting firm.
▪Has over 30 years of business experience in the energy industry, including leadership positions in finance, management, operations and human resources.
▪Served as EVP, Human Resources and Administration and Chief Diversity Officer of Entergy Corporation from 2010 to 2013.
▪Previously served as Chairman, President and CEO of Entergy Louisiana and Gulf States Louisiana (2000 – 2010).
▪Held a variety of positions at PSI Energy/Cinergy Corporation, including President of Cincinnati Gas and Electric prior to joining Entergy.
▪Serves on the Ball State University Board of Trustees.
▪Has a B.S. in Accounting and an M.B.A. from Ball State University Miller College of Business.

Qualifications, Skills and Experience
The Board determined that Ms. Conley should serve as a director given her strong energy background and substantial ESG expertise. She brings vast knowledge and experience in the energy utility industry, financial topics, and legal and regulatory affairs, along with experience in corporate functional leadership and with public company governance processes.

2025 Notice and Proxy	9

Board and Governance Matters

ANDREW W. EVANS Retired Utility Company Executive, Southern Company

Age: 58 Director Since: 2022	Board Committees: Audit, Strategic Transactions Other Public Company Boards: Centuri Holdings, Inc. (NYSE: CTRI)

Background
▪Retired Chief Financial Officer of Southern Company, an electrical and natural gas utility holding company.
▪Served as CFO of Southern Company from 2018 to 2021, with responsibility for investor relations, public reporting, information technology, cybersecurity, business development, risk and capital deployment.
▪Served as Chairman, President and Chief Executive Officer of AGL Resources, Inc., the largest publicly traded gas distribution system in the U.S.
▪Served as Treasurer, CFO, and COO before becoming CEO during his 15 years at AGL.
▪Worked at the Federal Reserve Bank of Boston, and at Mirant Corp, a global energy provider.
▪Currently a trustee of Emory University and is a director of Georgia Power.
▪Has served as chair of several philanthropic organizations, including the Grady Hospital Foundation and Zoo Atlanta.
▪Was selected for his position as a director pursuant to the terms of the Company’s Cooperation Agreement with the Icahn Group.

Qualifications, Skills and Experience
The Board determined that Mr. Evans should serve as a director because of his broad knowledge of the utility industry and his experience with enterprise risk management. He also was Chief Executive Officer and Chief Financial Officer for publicly traded natural gas and electrical utilities.

10	Southwest Gas Holdings, Inc.

Board and Governance Matters

KAREN S. HALLER President and Chief Executive Officer, Southwest Gas Holdings, Inc. Chief Executive Officer, Southwest Gas Corporation

Age: 61 Director Since: 2022	Board Committees: None Other Public Company Boards: Centuri Holdings, Inc. (NYSE: CTRI)

Background
▪President and CEO of the Company and CEO of Southwest Gas Corporation, the Company’s gas utility, since 2022.
▪Director of the Company and several of its operating subsidiaries, and serves as Chair of the Board of Directors of Centuri Holdings, Inc.
▪Responsible for improving financial and operational performance and implementing the Company’s strategy, growth initiatives, and investment plans as leader of the Company’s regulated and unregulated businesses.
▪Served in multiple leadership positions during her 28-year tenure with Southwest Gas Corporation, most recently serving as Executive Vice President and Chief Legal and Administrative Officer.
▪Serves on the Boards of Directors of the Legal Aid Center of Southern Nevada, Las Vegas Global Economic Alliance and the American Gas Association.
▪Received a B.S. in finance with honors from the University of Wyoming and a J.D. from Cornell Law School.

Qualifications, Skills and Experience
The Board determined that Ms. Haller should serve as a director because, as President and Chief Executive Officer of the Company, she has a unique understanding of the Company’s businesses, provides important Company operational knowledge and insights, and improves strategic alignment with the Board and management. Ms. Haller also brings experience with financial, environmental, regulatory and legal issues of importance to the Company and its subsidiaries.

2025 Notice and Proxy	11

Board and Governance Matters

JANE LEWIS-RAYMOND Principal, Hilltop Strategies Retired Executive, Piedmont Natural Gas Company, Inc

Age: 58 Director Since: 2019	Board Committees: Audit, Compensation (Chair). Strategic Transactions Other Public Company Boards: Unitil Corporation (NYSE: UTL)

Background
▪Principal of Hilltop Strategies, a strategy and consulting firm engaged with corporate leaders on strategic leadership.
▪Has served the natural gas industry as an attorney and executive for over three decades.
▪Was previously an attorney with Parker Poe Adams and Bernstein LLP and Senior Vice President and Chief Legal, Compliance and External Relations Officer of Piedmont Natural Gas Company, Inc., where she led top line growth and measurable strategic and sustainability directives to build long-term value for shareholders.
▪Served as the American Gas Association’s Vice President of Regulatory Affairs earlier in her career.
▪Serves on the Keystone Energy Board of the Keystone Policy Center, where she is a member of the Steering Committee.
▪Served on the National Advisory Council for Teach For America, as Chair of Teach for America’s Charlotte-Piedmont Triad Advisory Board, and the board of MeckEd where she chaired the Governance Committee, and is currently a member of Women Executives, Charlotte.
▪Earned a certificate in ESG: Navigating the Board’s Role from Berkeley Law Executive Education in 2021.
▪Graduate of the University of Maryland and an Order of the Coif graduate of the University of Maryland School of Law.

Qualifications, Skills and Experience
The Board determined that Ms. Lewis-Raymond should serve as a director of the Company because of her legal experience and work as a natural gas industry senior executive. In addition, her knowledge and experience with ESG topics and with corporate governance initiatives relating to enterprise risk management, federal regulatory pipeline safety, cybersecurity and crisis management planning were key to the Board’s recommendation.

12	Southwest Gas Holdings, Inc.

Board and Governance Matters

HENRY P. LINGINFELTER Retired Executive, Southern Company Gas

Age: 63 Director Since: 2022	Board Committees: Nominating and Corporate Governance, Strategic Transactions Other Public Company Boards: American Electric Power Company, Inc. (NASDAQ: AEP)

Background
▪Retired Executive Vice President of Southern Company Gas, the largest gas utility in the U.S.
▪At Southern Company Gas, was responsible for all operations, safety, construction, customer service, engineering, environmental, gas supply and control, budgeting and planning, and financial planning.
▪Served on the board of the Southern Company’s captive insurance business, which assessed and mitigated risk and liability issues across the corporation.
▪Has broad executive and operating experience, as well as extensive experience in regulatory and legislative affairs.
▪Former Chair of the Southern Gas Association, and served on the American Gas Association Leadership Council for several years.
▪Former Chief of the Georgia Chamber of Commerce.
▪Was selected for his position as a director pursuant to the terms of the Company’s Cooperation Agreement with the Icahn Group.

Qualifications, Skills and Experience
The Board determined that Mr. Linginfelter should serve as a director because of his experience in the natural gas industry. His experience in operations, safety, customer service and risk management were important to the Board’s recommendation.

2025 Notice and Proxy	13

Board and Governance Matters

ANNE L. MARIUCCI Private Investor and Retired Real Estate and Construction Executive, PulteGroup, Inc. and Del Webb Corporation

Age: 67 Director Since: 2006
Board Committees: Compensation, Nominating and Corporate Governance, Strategic Transactions (Chair)
Other Public Company Boards: CoreCivic, Inc. (NYSE: CXW) (ending in 2025), Taylor Morrison Home Corporation (NYSE: TMHC), Berry Corporation (NASDAQ: BRY), Centuri Holdings, Inc. (NYSE: CTRI)

Background
▪Has over 40 years of experience in finance, construction and real estate development.
▪Currently serves as the General Partner of MFLP, a family office and investment entity.
▪Previously held a number of senior executive management roles with Del Webb Corporation and was responsible for its large-scale community development and homebuilding business.
▪Served as President of Del Webb following its merger with Pulte Homes, Inc. in 2001 until 2003.
▪Currently Chair of the Board of Directors for Banner Health, one of the nation’s largest non-profit healthcare systems.
▪Past chair of the Arizona Board of Regents, and a past director of the Arizona State Retirement System, HonorHealth and Action Performance Companies.
▪Received her undergraduate degree in accounting and finance from the University of Arizona.
▪Completed the Corporate Financial Management Program at Stanford’s Graduate School of Business, and has been certified as a CPA and a FINRA Securities Financial and Operations Principal.

Qualifications, Skills and Experience
The Board determined that Ms. Mariucci should serve as a director of the Company because of her business, investment, and financial expertise, as well as her experience in the housing industry and extensive knowledge of the Company’s service territories. She also brings valuable public company board experience. The Board took into account Ms. Mariucci’s long tenure on the Board and service on other boards and determined that her continuing leadership during the Centuri separation and deep knowledge of both the Company and Centuri are beneficial to the Board and enhance value for stockholders.

14	Southwest Gas Holdings, Inc.

Board and Governance Matters

CARLOS A. RUISANCHEZ Co-Founder, Sorelle Capital

Age: 53 Director Since: 2022	Board Committees: Audit, Nominating and Corporate Governance, Strategic Transactions Other Public Company Boards: None

Background
▪Co-founder of Sorelle Capital and Sorelle Hospitality, entities focused on investing and operating companies in the hospitality sector and real estate development ventures.
▪Served as President and Chief Financial Officer of Pinnacle Entertainment, Inc., a leading gaming entertainment company, prior to Sorelle, until its sale in 2018.
▪Joined Pinnacle in 2008 as Executive Vice President, Strategic Planning and Development.
▪Became Pinnacle’s Chief Financial Officer in 2011, President and Chief Financial Officer in 2013, and Board Member in 2016.
▪Was Senior Managing Director at Bear Stearns & Co., Inc., an investment banking firm, prior to joining Pinnacle Entertainment, where he held various positions from 1997 to 2008.
▪Was responsible for corporate clients in the gaming, lodging and leisure industries, as well as financial sponsor banking relationships as Senior Managing Director of Bear Stearns & Co.
▪Was an independent board member of Cedar Fair Entertainment Company prior to its merger with Six Flags Entertainment Corporation, where he served on the Compensation Committee and chaired the Audit Committee.
▪Has a B.S. in Finance from University of Connecticut School of Business and an M.B.A from University of California Berkeley, HAAS School of Business.

Qualifications, Skills and Experience
The Board determined that Mr. Ruisanchez should serve as a director of the Company because of his expertise in corporate finance, investment banking, and highly regulated industries - areas of importance to the Company and its subsidiaries. Mr. Ruisanchez also brings public company leadership and board experience, along with knowledge of our service territories.

2025 Notice and Proxy	15

Board and Governance Matters

BRIAN E. SANDOVAL President, University of Nevada, Reno

Age: 61 Director Since: First time nominee	Board Committees: To be determined Other Public Company Boards: Scotts Miracle Gro Company (NYSE: SMG)

Background
▪Serves as President of the University of Nevada, Reno since 2020.
▪Was the 29th Governor of the State of Nevada, serving two terms in office from 2011 to 2019 and was Chairman of the National Governors Association from 2017-2018.
▪Served as a judge of the U.S. District Court for the District of Nevada, Attorney General of Nevada, Chairman of the Nevada Gaming Commission, member of the Tahoe Regional Planning Agency Governing Board, and member of the Nevada Assembly prior to serving as Governor.
▪Was the President of Global Gaming Development of MGM Resorts International from 2019 to 2020, a senior fellow at the University of Southern California’s Annenberg Center on Communication Leadership and Policy in 2020, as well as a Distinguished Fellow of Law and Leadership at UNLV’s William S. Boyd School of Law from 2019-2020.
▪Previously served as a director of Coeur Mining, Inc.
▪Member of the Board of Directors of the Economic Development Authority of Western Nevada, Renown Health and Resorts World.

Qualifications, Skills and Experience
The Board determined that Mr. Sandoval should serve as a director because of his legal and regulatory experience, extensive governmental background, experience in economic development, human capital management, and leading large complex organizations. Mr. Sandoval also brings public company board experience, along with knowledge of our service territories.

16	Southwest Gas Holdings, Inc.

Board and Governance Matters

RUBY SHARMA Former Partner, EY LLP

Age: 58 Director Since: 2022	Board Committees: Compensation, Nominating and Corporate Governance Other Public Company Boards: ATI, Inc. (NYSE: ATI), SoundThinking, Inc. (NASDAQ: SSTI)

Background
▪Fellow Chartered Accountant of the Institute of Chartered Accountants in England and Wales.
▪Was the Managing Partner of RNB Strategic Advisors, a strategic advisory firm from 2018 until 2022.
▪Served as a Partner at Ernst & Young LLP (now known as EY) from 2002 until 2017, where she founded and led the Center for Board Matters, focused on global strategy and execution and providing governance services to boards and the C-suite, and worked in Fraud Investigations and Dispute Services.
▪Prior experience includes serving as Senior Manager of Forensic and Litigation Services at Arthur Andersen LLP from 1999 to 2002.
▪Multi-cultural, global business advisor and a frequent keynote speaker and panelist on corporate governance topics, and has authored several audit committee handbooks, white papers on governance, value protection and diversity and inclusion topics.
▪Member of the board of directors of S&C Electric Company (private).
▪Previously served as a director of Bowflex, Inc. (formerly Nautilus, Inc.).
▪Was selected for her position as a director pursuant to the terms of the Company’s Cooperation Agreement with the Icahn Group.

Qualifications, Skills and Experience
The Board determined that Ms. Sharma should serve as a director because of her expertise in accounting, auditing and corporate governance. Ms. Sharma also brings public company board experience.

2025 Notice and Proxy	17

Board and Governance Matters

ANDREW J. TENO President and Chief Executive Officer, Icahn Enterprises L.P.

Age: 39 Director Since: 2022	Board Committees: Compensation, Strategic Transactions Other Public Company Boards: Icahn Enterprises L.P. (NASDAQ: IEP)

Background
▪President and Chief Executive Officer of Icahn Enterprises L.P., a diversified holding company engaged in various businesses, including investment, energy, automotive, food packaging and others.
▪Was a portfolio manager at Icahn Capital prior to his appointment to his current role in February 2024.
▪Worked for Fir Tree Partners from 2011 to 2020, a New York based private investment firm, prior to joining Icahn Capital in 2020.
▪Received an undergraduate business degree from the Wharton School at the University of Pennsylvania in 2007.
▪Previously served as a director of FirstEnergy Corp., Crown Holdings, Inc., Cheniere Energy, Inc., Herc Holdings, Inc., and Illumina, Inc.
▪Has broad business and investment experience, has experience as a public company director, including as an Audit Committee member, and has familiarity with the utilities and infrastructure services industries, as well as other national and international business matters.
▪Was selected for his position as a director pursuant to the terms of the Company’s Cooperation Agreement with the Icahn Group.

Qualifications, Skills and Experience
The Board determined that Mr. Teno should serve as a director because of his business, finance and energy industry expertise. Mr. Teno also brings public company board experience.

18	Southwest Gas Holdings, Inc.

Board and Governance Matters

LESLIE T. THORNTON, J.D., LL.M. Retired Executive, WGL Holdings, Inc. & Washington Gas Light Company

Age: 66 Director Since: 2019	Board Committees: Audit, Nominating and Corporate Governance (Chair) Other Public Company Boards: Perdoceo Education Corporation (NASDAQ: PRDO)

Background
▪Retired utility company executive and former law firm partner at two Washington D.C. based national law firms.
▪Served in various senior roles including Chief of Staff to the U.S. Secretary of Education and Deputy Advisor for the 1996 Presidential Debates in the Clinton administration.
▪Previously served as Senior Vice President, General Counsel & Corporate Secretary, and Merger Transition Counsel, at WGL Holdings, Inc. until her retirement in 2018.
▪Earned her Master of Laws degree in National Security Law with a cybersecurity focus during her tenure with WGL.
▪Serves on the Board of Trustees for the D.C. Public Defender, and is on the Advisory Boards of the non-profit Association of Corporate Counsel Leadership Academy and Aiden Technologies, Inc., a private technology company.
▪Was a Board Leadership Fellow for the National Association of Corporate Directors, and is a board development leader for the Executive Leadership Council.
▪Frequent speaker on governance, compliance, cybersecurity and data protection, and diversity and inclusion.
▪Graduate of the University of Pennsylvania and Georgetown University Law Center, where she is currently an Adjunct Professor.

Qualifications, Skills and Experience
The Board determined that Ms. Thornton should serve as a director because of her legal experience, service as a utility industry senior executive, and her expertise in the areas of critical infrastructure cybersecurity and data protection, labor and employment issues, corporate governance, and corporate transactional matters. She also brings extensive public affairs expertise, as well as public company board experience.

2025 Notice and Proxy	19

Board and Governance Matters
Director Skills and Qualifications
The table below lists some of the skills and experiences that we consider important for our director nominees in light of our current business strategy and structure. The director nominees’ biographies note their relevant experience, qualifications and skills. The following table sets forth the director nominees’ experience, skills, expertise and demographic background.

Experience, Skills, Expertise
Public Company Board Service
Public Company Executive Officer
Legal/Regulatory
Finance/Accounting
Energy Utility
Technology/Cybersecurity
ESG
Operations Responsibility
Service Territory Knowledge
Demographic Background
Board Tenure (Years)	3	3	3	6	3	19	3	0	2	3	6
Age	61	67	58	58	63	67	53	61	58	39	66
Male
Female
African American
Caucasian
Asian
Hispanic/Latino
Age as of December 31, 2024
The Board’s director nominees, as outlined above, possess skills, knowledge and expertise that are useful in overseeing and providing strategic direction with respect to our business and in serving the long-term interests of our stockholders, and they have significant expertise in the industries that matter most to our business. The director nominees have also demonstrated personal integrity and strong leadership. In the aggregate, they bring diversity of perspectives, skills, knowledge and expertise and are able to challenge management. We believe that the director nominees’ skills and experience, including their combined knowledge of financial, legal and regulatory matters, enhance the Board’s ability to make decisions that create stockholder value.

20	Southwest Gas Holdings, Inc.

Board and Governance Matters
Selection of Directors
We believe the Board should be comprised of individuals with varied backgrounds, who possess certain core competencies, some of which may include broad experience in business, finance or administration and familiarity with national and international business matters. Additional factors considered in the selection process include the following.

Independence From Management	Knowledge and Business Experience	Existing Commitments to Other Businesses and Boards

Diversity, Education and Geographic Location	Integrity, Leadership, Reputation and Ability to Understand the Company’s Business	The Current Number and Competencies of Our Existing Directors
We define “diversity” in a broad sense, i.e., age, race, color, gender, geographic origin, ethnic background, religion, disability and professional experience. The Nominating and Corporate Governance Committee takes diversity into consideration as it does the other factors listed above in selecting the director nominees for approval by the Board. The Nominating and Corporate Governance Committee does not assign a specific weight to any one factor. The Director Skills and Qualifications Table above enumerates some diversity factors regarding the Board’s nominees.
The Nominating and Corporate Governance Committee has an ongoing program for identifying and evaluating potential director candidates.

Identification
When seeking a candidate for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, or others.

Evaluation
The qualifications of candidates are reviewed in light of the selection criteria outlined above.

Selection

Whether any candidates are selected depends upon the current Board composition, the dynamics of the Board and the ongoing requirements of the Company (see “Board Evaluation and Director Succession Planning” below).

2025 Notice and Proxy	21

Board and Governance Matters
In its discretion, the Nominating and Corporate Governance Committee will consider recommendations of qualified director candidates suggested by stockholders by applying the criteria for candidates described above and considering the additional information referred to below. Stockholders who would like to suggest a director candidate should write to the Company’s Corporate Secretary and include:

▪A statement that the writer is a stockholder and is proposing a candidate for consideration as a director nominee;
▪The name of and contact information for the candidate;
▪A statement of the candidate’s business and educational experience;
▪Information regarding each of the factors listed above, sufficient to enable the Nominating and Corporate Governance Committee to evaluate the candidate;

▪A statement detailing any relationship between the candidate and the Company, Company affiliates and any competitor of the Company;
▪Detailed information about any relationship or understanding between the proposing stockholder and the candidate;
▪Information on the candidate’s share ownership in the Company; and
▪The candidate’s written consent to being named a nominee and serving as a director, if elected.

In addition to the process described above, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must meet certain deadlines established by our Bylaws and provide certain information required by our Bylaws in a written notice provided to the Company. For a description of the process for nominating directors in accordance with our Bylaws, see “Submission of Stockholder Proposals for the 2026 Annual Meeting.” In order to make such a nomination, a stockholder is required to include in the written notice the following:

▪As to each person whom the stockholder proposes to nominate for election or reelection as a director, all the information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
▪Each person’s written consent to being named a nominee and serving as a director, if elected;
▪The name and address of the proposing stockholder or beneficial owner; and
▪The class and number of shares of the Company’s common stock (“Common Stock”) held directly or indirectly by the proposing stockholder.

All candidates for the Board may also be required to complete a director questionnaire provided by the Company. The foregoing summary of the Company’s stockholder director nomination procedure is not complete and is qualified in its entirety by reference to the full text of the Company’s Bylaws that have been publicly filed with the SEC. The Company’s Bylaws are also available on the Company’s website at www.swgasholdings.com. The information on our website is not part of this Proxy Statement and is not incorporated into any of our filings with the SEC.
Board Refreshment Since 2020 7 new directors have joined our board 6 of whom are independent

22	Southwest Gas Holdings, Inc.

Board and Governance Matters
Board Evaluation and Director Succession Planning
In accordance with the Company’s Corporate Governance Guidelines, the Board and its committees conduct annual self-evaluations of their performance to determine whether they are functioning effectively. The Nominating and Corporate Governance Committee oversees the annual evaluation of the Board and its committees, and each committee reports annually to the Board with an assessment of its performance. As part of the Board’s most recent self-evaluation process, the directors considered various topics relating to Board composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience and backgrounds. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee self-evaluation processes are led by their respective committee chairs, as provided in the committee charters. Each committee performance evaluation includes a review of the committee charter to consider the necessity and appropriateness of changes.
Annual evaluations are a key component of the director nomination process and director succession planning. In planning for succession, the Nominating and Corporate Governance Committee and the Board consider the results of Board evaluations, as well as other appropriate information, including the overall mix of tenure and experience of the Board, the types of skills and experience desirable for future Board members and the needs of the Board and its committees at the time. Recent succession planning discussions have focused on the size and composition of the Board, including Board diversity, skill-set and anticipated director retirements.
Given the importance of recruiting qualified, independent individuals to serve as directors of the Company, the Board believes that it is prudent to conduct a dedicated search for potential director candidates in order to preserve the high quality of the Board and maintain its diversity of experience. Director Thornton is the current Chair of the Nominating and Corporate Governance Committee, which is responsible to lead the execution of our succession plans over the course of the next several years.
Independence
The Board assesses on a regular basis, and at least annually, the independence of our directors and, based on the recommendation of the Nominating and Corporate Governance Committee, makes a determination as to which members are independent. The Board determines the independence of our directors by applying the independence principles and standards established by the NYSE and included in our Corporate Governance Guidelines. Our guidelines require that the Board be comprised of a majority of independent directors, consistent with the NYSE rules. The Board determined that directors Conley, Evans, Lewis-Raymond, Linginfelter, Mariucci, Ruisanchez, Sharma, Teno, Thoman, and Thornton and director nominee Brian E. Sandoval have no material relationships with the Company and are independent (“Independent Directors”). The Board also determined that all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent.
In making these determinations, the Board reviewed all transactions or relationships with the Company using a definition of “material relationships” that (i) includes the criteria listed in Section 303A of the listing requirements of the NYSE; (ii) presumes that matters not subject to disclosure pursuant to Item 404 of Regulation S-K (“Item 404”) of the Exchange Act, and matters above the Item 404 threshold which are authorized by Southwest Gas Corporation’s (“Southwest Gas”) regulatory tariffs, are not “material relationships;” and (iii) includes, on a case-by-case basis, such other criteria that may be deemed to affect a director’s independence, including, without limitation, relationships that would require disclosure pursuant to Item 404. The definition of “material relationships” for directors on the Audit Committee also includes the criteria listed in Section 10A(m)(3) of the Exchange Act. The definition of “material relationships” for directors serving on the Compensation Committee also includes the criteria listed in Section 16(b) of the Exchange Act. The independence criteria used are included in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.swgasholdings.com. The information on our website is not part of this Proxy Statement and is not incorporated into any of our filings made with the SEC. The Board based its independence determination primarily on a review of the responses of the directors and officers to questions regarding employment and compensation history, affiliations and family relationships, discussions with directors, and a review of Company and subsidiary payment histories.

2025 Notice and Proxy	23

Board and Governance Matters
Majority Voting Policy
The Company’s Corporate Governance Guidelines set forth our majority voting policy for directors, which states that, in an uncontested election, if any director nominee receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election (a “Majority Withheld Vote”), the director nominee must promptly tender his or her resignation to the Board following certification of the stockholder vote.
The Nominating and Corporate Governance Committee must promptly consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate and relevant, including, but not limited to:
▪The stated reasons, if any, why stockholders withheld their votes and whether they can be cured;
▪The director’s tenure;
▪The director’s qualifications;
▪The director’s past and expected future contributions to the Company; and
▪The overall composition of the Board.
The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. The Board may accept a director’s resignation or reject the resignation. Thereafter, the Company will promptly publicly disclose the Board’s decision whether to accept or reject the tendered resignation and its rationale for rejecting the tendered resignation, if applicable.
If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.
Any director who tenders his or her resignation pursuant to this policy may not participate in the Nominating and Corporate Governance Committee’s recommendation or the Board’s decision to accept or reject the tendered resignation. If each member of the Nominating and Corporate Governance Committee receives a Majority Withheld Vote at the same election, then the Independent Directors who do not receive a Majority Withheld Vote must appoint another committee to consider any tendered resignations and recommend to the Board whether to accept such resignations.
Through this policy, the Board seeks to be accountable to all stockholders and to respect the rights of stockholders to express their views through their votes for directors. However, the Board also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event of a Majority Withheld Vote against a specific director. For example, the Board may wish to assess whether the sudden resignations of one or more directors would materially impair the effective functioning of the Board. Accordingly, the Board’s policy is intended to allow the Board to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum or would otherwise adversely impact the Company.

24	Southwest Gas Holdings, Inc.

Board and Governance Matters
Cooperation Agreement
On May 6, 2022, the Company entered into a Cooperation Agreement with Carl C. Icahn, a beneficial owner of more than 5% of the Company’s outstanding Common Stock, and the persons and entities listed therein (collectively, the “Icahn Group”), as amended and restated on October 24, 2022, and as further amended and restated on November 21, 2023 and October 15, 2024 (the “Cooperation Agreement”). In accordance with the terms of the Cooperation Agreement, the Company agreed with the Icahn Group, among other things, to nominate Andrew W. Evans, Henry P. Linginfelter, Ruby Sharma, and Andrew J. Teno (each, an “Icahn Designee” and, collectively, the “Icahn Designees”) for election at the Annual Meeting. In addition, subject to qualifications set forth in the Cooperation Agreement, the Cooperation Agreement provides the standstill restrictions on the Icahn Group will remain in effect until, and the Cooperation Agreement will terminate upon, the later of (x) the conclusion of the Annual Meeting and (y) the earlier of (1) immediately following the time at which Mr. Teno (or any Replacement Designee for Mr. Teno, as such term is defined in the Cooperation Agreement) is no longer serving on the Board and (2) thirty (30) days prior to the expiration of the advance notice deadline for the submission of director nominees in connection with the 2026 Annual Meeting of Stockholders; provided, however, that the Cooperation Agreement will terminate automatically on the date on which the Board re-appoints as a director any former director of the Board (i.e., any person who was a director of the Board prior to the 2022 Annual Meeting of Stockholders, but was not a director of the Board immediately after the 2022 Annual Meeting of Stockholders), without the approval of a majority of the Icahn Designees.

2025 Notice and Proxy	25

Board and Governance Matters
Corporate Governance
Corporate Governance Highlights

Board Independence and Composition	Board Performance	Stockholder Rights

▪10 of 11 director nominees are independent
▪All committee members are independent
▪Chair of the Board is independent
▪Since 2020, seven new directors have joined the Board and one new director nominee is standing for election in 2025

▪Year-round stockholder outreach that includes participation of directors as needed, with stockholder feedback provided regularly to the Board
▪Annual Board and committees self-evaluation
▪Frequent executive sessions of independent directors

▪All directors stand for election annually
▪Majority Voting Policy: if any director nominee receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election, the director nominee must promptly tender his or her resignation
▪At least one-third of voting shares issued and outstanding needed to call special meeting of stockholders

Board Structure and Operations

Board Leadership Structure
The policy of the Board is that the role of Chair of the Board (“Chair”) should be separate from that of the Chief Executive Officer. The Chair is appointed annually by the full Board following an in-depth assessment by the Nominating and Corporate Governance Committee regarding the needs of the Board and potential candidates for the position, and a recommendation to the Board by the Nominating and Corporate Governance Committee. The Board believes that this leadership structure is the appropriate structure for the Company because it allows the Board to exercise independent oversight of management. In 2025, the Board reappointed director Conley as Chair, subject to her reelection as a director at the Annual Meeting. As a member of the Board, Chair Conley may represent the Board in meetings with various constituencies, including investors. Prior consultation with Company management in these instances helps to ensure consistency and context for Board member communications.

Chair of the Board
E. Renae Conley

Committee Chairs A. Randall Thoman (Audit) Jane Lewis-Raymond (Compensation) Leslie T. Thornton (Nominating and Corporate Governance) Anne L. Mariucci (Strategic Transactions)

The Board believes the structure described above provides strong leadership for the Board, while positioning the Chief Executive Officer as the leader of the Company for our investors, counterparties, employees and other stakeholders. The Board believes that the current structure, which includes an independent Chair serving as Presiding Director, helps ensure independent oversight of the Company and allows the Chief Executive Officer to focus her energies on management of the Company.

26	Southwest Gas Holdings, Inc.

Board and Governance Matters
All members of the Board are independent, with the exception of director Haller, the Chief Executive Officer. A number of the independent Board members are currently serving or have served as directors or as members of senior management of other public companies and large institutions. All of the Board committees are comprised solely of Independent Directors, each with a different Independent Director serving as Chair of the committee. The Board believes that the number of independent experienced directors that make up our Board, along with the independent oversight of the Board by the non-executive Chair, benefits the Company and its stockholders. The Board recognizes that in the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and its stockholders.
Committees of the Board
The standing committees of the Board are the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. In 2022, the Board formed a special committee, the Strategy Committee, which then became the Strategic Transactions Committee, to assist the Board in responding to the tender offer and proxy contest by Carl Icahn and in evaluating strategic alternatives for the Company and its subsidiaries. Pursuant to the Cooperation Agreement, for so long as the Icahn Group has the right to designate at least three members of the Board, three of such designees shall be included on the Strategic Transactions Committee. If the Icahn Group only has the right to designate two members of the Board, then both of such designees shall serve on the Strategic Transactions Committee. The Cooperation Agreement requires certain transactions to be approved by the Strategic Transactions Committee and sets forth certain deadlock procedures of the Strategic Transactions Committee applicable to certain decisions. Pursuant to the Cooperation Agreement, the Company also agreed to offer at least one of the Icahn Designees the opportunity to be a member of any currently existing or new committee of the Board, subject to certain limitations set forth in the Cooperation Agreement. The committees are composed solely of Independent Directors as outlined above. The table below shows the directors who served as members or chairs of each committee during 2024.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Transactions Committee
E. Renae Conley
Andrew W. Evans
Karen S. Haller
Jane Lewis-Raymond		Chair
Henry P. Linginfelter
Anne L. Mariucci				Chair
Carlos A. Ruisanchez
Ruby Sharma
Andrew J. Teno
A. Randall Thoman*	Chair
Leslie T. Thornton			Chair
*    Mr. Thoman has attained retirement age, as specified in the Corporate Governance Guidelines, and has not been renominated to stand for election at the 2025 Annual Meeting.

2025 Notice and Proxy	27

Board and Governance Matters
Audit Committee

A. Randall Thoman	E. Renae Conley	Andrew W. Evans	Jane Lewis-Raymond	Carlos A. Ruisanchez	Leslie T. Thornton	Meetings Held in 2024: 6

Separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.
Responsibilities
▪Meets periodically with management to consider, among other things, the adequacy of the Company’s internal control and financial reporting.
▪Discusses these matters with the Company’s independent registered public accounting firm, internal auditors and Company financial personnel.
Financial Experts
The Board has determined that directors Conley, Evans, Ruisanchez, and Thoman each qualify as an “audit committee financial expert,” as the term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act.

Compensation Committee

Jane Lewis-Raymond	E. Renae Conley	Anne L. Mariucci	Ruby Sharma	Andrew J. Teno	A. Randall Thoman	Meetings Held in 2024: 3

Responsibilities
▪Responsible for determining Chief Executive Officer compensation and making recommendations to the Board annually on such matters as directors’ fees and benefit programs, executive compensation and benefits, and the compensation structure and incentive compensation plans of the Company’s significant subsidiaries.
▪Receives recommendations from management on the amount and form of executive and director compensation.
▪Has the ability to directly employ consultants to assess the executive compensation program and director compensation.
▪Responsible for the “Compensation Committee Report” and related disclosures contained in this Proxy Statement.
▪Administers the Company’s clawback policies.
The Compensation Committee’s responsibilities, as outlined in its charter, can be delegated to subcommittees made up of committee members.

28	Southwest Gas Holdings, Inc.

Board and Governance Matters
Nominating and Corporate Governance Committee

Leslie T. Thornton	Henry P. Linginfelter	Anne L. Mariucci	Carlos A. Ruisanchez	Ruby Sharma	Meetings Held in 2024: 5

Responsibilities
▪Responsible for making recommendations to the Board regarding nominees to be proposed for election as directors; evaluating the Board’s size, composition, and committee assignments; developing criteria for the selection of directors; and overseeing the process for Board and committee annual self-evaluations.
▪Considers director candidates suggested by stockholders.
▪Reviews director independence and related person transactions.
▪Responsible for the Board’s corporate governance principles and annual review thereof, and implementing and monitoring compliance with the Company’s Code of Business Conduct & Ethics.
▪Responsible for assisting the Board with oversight of Company ESG policies and practices, and monitoring compliance with such policies.
The process for selecting directors is addressed in more detail above under “Selection of Directors.”

Strategic Transactions Committee

Anne L. Mariucci	Andrew W. Evans	Jane Lewis-Raymond	Henry P. Linginfelter	Carlos A. Ruisanchez	Andrew J. Teno	Meetings Held in 2024: 4

Responsibilities
▪Responsible for considering strategic alternatives with a view to maximizing stockholder value, including but not limited to, a sale or merger of the Company or any of its subsidiaries or a spin-off of any of its subsidiaries.
The committee’s focus in 2024 was the initial public offering for Centuri and planning for the complete separation of Centuri from the Company.

The charters for the Audit, Compensation and Nominating and Corporate Governance Committees, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics that applies to all employees, officers and directors are available on the Company’s website at www.swgasholdings.com. The information on our website is not part of this Proxy Statement and is not incorporated into any of our filings made with the SEC. Print versions of these documents are available to stockholders upon request directed to the Corporate Secretary, Southwest Gas Holdings, Inc., 8360 S. Durango Drive, Las Vegas, NV 89113.

2025 Notice and Proxy	29

Board and Governance Matters
Compensation Committee Interlocks and Insider Participation
Board members who served on the Compensation Committee during 2024 were directors Conley, Lewis-Raymond, Mariucci, Sharma, Teno and Thoman. None of these directors has ever been an officer or employee of the Company or any of its subsidiaries. Other than Ms. Mariucci, no member of the Compensation Committee had any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K of the Exchange Act. Ms. Mariucci made purchases in the Centuri initial public offering (“Centuri IPO”) reserved share program in excess of $120,000, as described below under “Related Person Transactions.” None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2024.
Director Engagement
Board Meetings
The Board meets regularly throughout the year and holds special meetings as needed. The Board held five regular meetings and five special meetings in 2024. During 2024 each member of the Board attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he or she served as a director; and (ii) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served.
The Independent Directors meet in executive session, without management present, in connection with every regularly scheduled Board meeting. The executive sessions are presided over by E. Renae Conley, who is Chair of the Board and the Presiding Director. Pursuant to the Corporate Governance Guidelines, the Company’s non-management directors are expected to meet in executive session at least four times per year, and its Independent Directors are expected to separately meet in a private session at least once annually.
Director Attendance at Annual Meetings
We strongly support and encourage each member of the Board to attend our annual meeting of stockholders. Last year, all of the eleven director nominees attended the 2024 Annual Meeting of Stockholders, except for Mr. Sandoval who was not a director at that time.
Director Time Commitments
Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director of the Company. Directors are expected not to serve on the boards of more than three other public companies and to advise the Chair of the Board in advance of accepting a position on another public company board. The Nominating and Corporate Governance Committee and Board consider director time commitments and other public company board service when selecting nominees to be proposed for election by stockholders, and may make exceptions to the limit on other public company board service on a case-by-case basis.
Director Orientation and Education
All new directors are required to participate in the Company’s new director orientation program, which is generally conducted within two months of election. This orientation program includes briefings by senior management to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct & Ethics, its officers, and its internal and independent auditors. The Company will periodically provide materials or briefing sessions or arrange for outside preparation for all directors on subjects that would assist them in discharging their duties. Recent director education sessions focused on insider trading policy updates and cybersecurity.

30	Southwest Gas Holdings, Inc.

Board and Governance Matters
Board Oversight Responsibilities
Risk Oversight

Board Responsibility for Risk Oversight
▪The full Board is responsible for reviewing and overseeing the Company’s internal risk management processes and policies to help ensure that the Company’s corporate strategy is functioning as directed and that necessary steps are taken to foster a culture of risk-aware and risk-adjusted decision making throughout the Company.
▪The full Board receives regular reports from management in areas of material risk to the Company, including credit risk, liquidity risk, cybersecurity risk and operational risk.
▪Committees assist the Board’s oversight role through their focus on risks in their assigned areas of responsibility - such as financial risk by the Audit Committee and ESG related matters by the Nominating and Corporate Governance Committee.

Key Areas of Risk Oversight
Regulatory Risks
▪Regulation by various state and federal utility regulatory commissions is one of the key risks that the Company’s utility subsidiary faces.
▪The limits imposed on Southwest Gas as a public utility permeate its business operating model (including pricing of services, authorized areas of service and obligations to serve the public).

Credit and Liquidity Risks
▪Credit and liquidity risks are addressed in the review of capital budgets and ongoing capital requirements.
▪Liquidity risks are also addressed in the review of gas supply acquisition and related regulatory cost recovery.

Cybersecurity Risks ▪Cybersecurity risks are addressed in review of regular reports to the Board.	Operational Risks ▪Operational risks are addressed in the review of operating budgets, key performance indicators and regulatory compliance requirements, including pipeline safety requirements.

Other Risks
▪Other risks affecting the Company include operational risks; strategic transactions risks; financial, economic and market risks; regulatory, legislative and legal risks; and general risks and have evolved with changes in the natural gas distribution and utility infrastructure services industries.

2025 Notice and Proxy	31

Board and Governance Matters
Southwest Gas has a Chief Legal, Safety and Compliance Officer and Corporate Secretary reporting to the President of Southwest Gas who holds primary responsibility for regularly communicating with the Board regarding risk management at the Company and its subsidiaries. The Chief Legal, Safety and Compliance Officer and Corporate Secretary also reports to the President and CEO of the Company on legal and corporate governance risks for the Company.
Strategy
The Board and its committees provide oversight of the Company’s business strategy throughout the year. Various elements of strategy are discussed at every Board meeting, as well as at many meetings of the Board’s committees, and the Board receives regular updates on progress and execution from, and provides guidance to, management. In addition, the Board dedicates at least one meeting each year entirely to strategic planning and oversight. The Strategic Transactions Committee assists in the Board’s oversight of the Company’s strategy to continue the Company’s transformation into a premier, pure-play natural gas utility and to complete the full separation of Centuri.
Analysis of Risk in Company Executive Compensation Policies
Formally on an annual basis, and in its consideration and execution of compensation plans, Company management reviews, analyzes and considers whether the Company’s compensation policies and practices encourage unnecessary or excessive risk taking that is reasonably likely to have a material adverse effect on the Company. One of the primary purposes of this review is to ensure that the Company’s incentive compensation programs do not inappropriately encourage unnecessary or excessive risk taking at any level in the organization that would be reasonably likely to have a material adverse effect on the Company. The Compensation Committee oversees the risk review process. In 2024, management concluded, and discussed with the Compensation Committee, that the Company’s compensation policies and practices do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company.
Cybersecurity Oversight
Cybersecurity is a risk overseen by the full Board, along with subject matter experts within the Company, while the Audit Committee oversees certain cybersecurity items related to financial reporting. It is a priority that is regularly addressed by the Board with the relevant functional leaders of the Company, including reports of the Chief Information Officer, at Board meetings at least twice per year. The full Board receives these reports, as well as regular reports on the Company’s enterprise risk management program, from management to help enable it to oversee and manage the Company’s risks in these areas. The Company’s Chief Information Officer also attends Audit Committee meetings to present cybersecurity information for consideration in financial reporting, as necessary, and attends private Executive Sessions with the Audit Committee. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for more information on the Company’s cybersecurity program.
ESG Practices and Oversight
The Company strives to make a positive impact on our customers, employees, communities and the environment, and we are dedicated to delivering safe, reliable energy services, improving energy efficiency, protecting the environment, and supporting innovation. We continue to build on our sustainable business practices in key aspects of our operations.

32	Southwest Gas Holdings, Inc.

Board and Governance Matters

▪The Nominating and Corporate Governance Committee of the Board oversees the Company’s policies and performance on sustainability, climate change, diversity, equity and inclusion, human rights, and other ESG topics.
▪The Nominating and Corporate Governance Committee and management regularly (at least twice per year) update the full Board as these topics apply to our business practices and operations.
▪At the management level, an ESG Working Group brings together subject matter experts who identify and recommend goals to the officer-led ESG Committee, which is responsible for executing company-wide strategies and goals.

After conducting an assessment in 2023 to identify the ESG topics of highest importance to internal and external stakeholders, we used the results of the assessment to help inform our approach to risks and opportunities. We continue to monitor emerging topics and issues in a changing regulatory environment. Company readiness includes understanding the evolving state and federal disclosure requirements to best respond if or when such regulations take effect. We invite you to review our 2023 Sustainability Report and 2023 Sustainability Report Supplemental on our website at www.swgasholdings.com/esg to learn more about our efforts and commitment to sustainability, diversity, equity and inclusion, and our communities. Information contained on, or accessible through, our website and in our Sustainability Report, or any other website, is not incorporated in, and is not part of, this Proxy Statement or any other report or filing we make with the SEC.
Stockholder Engagement
The Company believes that maintaining an active dialogue with our stockholders is of utmost importance in delivering sustainable, long-term value for our stockholders. Throughout the year the Company’s Investor Relations group engages with stockholders on a variety of topics to ensure the Company addresses questions and concerns, seeks input, and provides perspective on the Company’s policies and practices. The Company also engages with proxy advisory firms that represent various stockholder interests. Feedback gathered from this outreach is regularly reviewed and considered by the Board and is reflected in adjustments and enhancements made to our policy and practices, particularly with regard to executive compensation and Company subsidiary structure. The Company highly values the time spent with stockholders and actively seeks to increase transparency and to better understand stockholder views on key issues.
Other Governance Policies and Practices
Code of Business Conduct & Ethics
The Company has a written Code of Business Conduct & Ethics that applies to all of the Company’s directors, officers and employees. The Code of Business Conduct & Ethics is posted on the Company’s website at www.swgasholdings.com/corporate-governance/governance-documents. The Code of Business Conduct & Ethics promotes fairness, mutual respect and strong ethical standards. The Code of Business Conduct & Ethics encourages employees, officers and directors to “Take the Time to Make it Right.” A toll-free compliance helpline and website are available to anonymously report suspected unethical behavior or violations of our Code of Business Conduct & Ethics. If there are any substantive amendments to, or granted waivers from, the Code of Business Conduct & Ethics for our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, or any other executive officer or director, the Company will disclose the nature of such amendment on our website.

2025 Notice and Proxy	33

Board and Governance Matters
Related Persons Transactions Policy
The Company has written policies and procedures for the review, approval or ratification of any transaction in which the Company was, is or will be a participant, the amount involved exceeds $120,000 and any director or officer of the Company, any director nominee, any person who is the beneficial owner of more than 5% of the Common Stock, or any immediate family members of the foregoing (each, a “Related Person”), had a direct or indirect material interest (the “Related Person Transactions”). Under the Corporate Governance Guidelines, prior to entering into a potential Related Person Transaction, including transactions that involve less than $120,000, the Related Person or applicable business unit leader must notify the General Counsel who will assess whether the transaction is a Related Person Transaction. If the General Counsel is involved in the transaction, the Chair of the Nominating and Corporate Governance Committee will assess the transaction. If it is determined that a transaction is a Related Person Transaction, the details of the transaction will be submitted to the Nominating and Corporate Governance Committee for review.
The Nominating and Corporate Governance Committee will approve and ratify the Related Person Transaction only if it determines that the transaction is not inconsistent with the best interests of the Company and may, in its discretion, impose any conditions it deems appropriate on the Company or the Related Person in connection with the Related Person Transaction.
Each transaction with a related person is unique and must be assessed on a case-by-case basis. In determining whether or not a transaction is inconsistent with the best interests of the Company, the Nominating and Corporate Governance Committee considers all of the relevant facts and circumstances available to it, including without limitation:
▪The Related Person’s interest in the proposed transaction;
▪The approximate dollar value of the amount involved in the proposed transaction;
▪The approximate dollar value of the amount of the Related Person’s interest in the proposed transaction without regard to the amount of any profit or loss;
▪Whether the transaction is proposed to be, or was, undertaken in the ordinary course of business of the Company;
▪Whether the transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
▪The purpose of, and the potential benefits to the Company from, the transaction;
▪The impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; and
▪Any other information regarding the transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
Related Person Transactions
The Nominating and Corporate Governance Committee considered the purchases by an executive officer and several Company directors of Centuri stock through the Centuri IPO reserved share program and deemed these purchases not inconsistent with the best interests of the Company, and therefore approved these Related Person Transactions. Under the reserved share program, 5% of the shares offered in the Centuri IPO were reserved for sale to some of our directors, officers and employees at the $21 per share price available to the general public in the Centuri IPO. The following executive officer and directors made purchases in the reserved share program in excess of $120,000: William Fehrman, Karen Haller, Henry Linginfelter, and Anne Mariucci. BofA Securities, Inc. administered the reserved share program.

34	Southwest Gas Holdings, Inc.

Board and Governance Matters
The Nominating and Corporate Governance Committee also considered the Unutilized Tax Assets Settlement Agreement (the “Tax Assets Agreement”) that the Company entered into with Centuri and Centuri Group, Inc. (the “Centuri Parties”) and determined that entry into the Tax Assets Agreement was not inconsistent with the best interests of the Company, and therefore approved this Related Person Transaction. Directors Evans, Haller and Mariucci are directors of both the Company and Centuri. The Tax Assets Agreement addresses our arrangements with the Centuri Parties with respect to certain unutilized tax assets (the “Tax Assets”) that the Centuri Parties will retain following their deconsolidation from us for U.S. federal and relevant state income tax laws. Under the terms of the Tax Assets Agreement, any payments or deemed payments that we make in respect of the Tax Assets will be treated as deemed capital contributions, which will result in an increase in the tax basis of our ownership of our Centuri common stock. Deconsolidation for federal income tax purposes occurs at the time when we no longer own at least 80% of the outstanding Centuri common stock, and deconsolidation for state law purposes occurs at various points depending on the relevant tax law of each state.
Communications with Directors
Any stockholder or other interested party who would like to communicate with or otherwise make his or her concerns known directly to the Board, the Chair of the Board, the chair of the Audit, Nominating and Corporate Governance, and Compensation Committees, the Independent Directors as a group, or to specified individual directors, may do so by addressing such communications or concerns to our principal executive offices at:
Southwest Gas Holdings, Inc.
Corporate Secretary
8360 S. Durango Drive
Las Vegas, Nevada 89113
Depending on the subject matter, the Corporate Secretary will either:
▪Forward the communication to the director or directors to whom it is addressed;
▪Attempt to handle the inquiry directly, for example, where it is a request for information about the Company or a stock-related matter; or
▪Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic.
At each regular Board meeting, management presents a summary of all communications received since the last Board meeting which were not previously forwarded and such communications are made available to all of the directors.

2025 Notice and Proxy	35

Board and Governance Matters
Director Compensation
Director Compensation Narrative
In 2024, the Compensation Committee conducted a review of the types and amounts of director compensation. The independent compensation consultant engaged by the Compensation Committee conducted a benchmarking analysis of peer company director pay practices. Based on that analysis, the Compensation Committee decided to increase the annual retainer fees by $10,000, to increase the Nominating and Corporate Governance Committee Chair retainer fee by $5,000, and to increase the value of the annual equity grant to each director by $10,000 beginning on January 1, 2025. The Compensation Committee uses a retainer-based model for director cash compensation (without regular individual meeting fees) and determines the value of annual equity grants for directors based on a set dollar amount. Cash retainers are paid on a quarterly basis.

Chair of the Board
Chair of the Audit Committee
Chair of the Compensation Committee
Chair of the Nominating and Corporate Governance Committee
Chair of the Strategic Transactions Committee(4)
Annual Cash Retainer(1)(2)(3)	Equity Compensation	Members of the Strategic Transactions Committee(4)
(1)Individual cash meeting fees of $1,650 are only payable when the number of meetings of the Board or a committee exceeds regularly scheduled meetings by three or more.
(2)Individual cash meeting fees of $1,200 are only payable when the number of meetings of the Strategic Transactions Committee exceeds 20 per calendar year.
(3)Total Strategic Transactions Committee fees are capped at $90,000 per calendar year for the Chair and members.
(4)At the February 2025 Board meeting, the Board determined that the fees for the chair and members of the Strategic Transactions Committee will no longer be paid after March 31, 2025.
The annual cash retainer for non-employee directors was $95,000 for 2024 and is $105,000 for 2025, and the table above shows the additional cash retainers to be paid to committee chairs and members of the Strategic Transactions Committee in 2025. In 2024, the cash retainer paid to the Audit and Compensation Committee Chairs was $20,000 each, $15,000 to the Nominating and Corporate Governance Committee Chair, $54,000 to the Strategic Transactions Committee Chair, and $36,000 to each member of the Strategic Transactions Committee. Cash compensation received by the non-employee directors may be deferred until retirement or termination of their service as directors pursuant to the Directors Deferral Plan. Amounts deferred bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate (“Bond Rate”). At retirement or termination, such deferrals will be paid out over 5, 10, 15 or 20 years, and will be credited during the applicable payment period with interest at 150% of the average of the Bond Rate on January 1 for the five years prior to retirement or termination.
A fixed dollar value ($135,000 for 2024 and $145,000 for 2025) is granted annually in the form of equity compensation under the applicable equity incentive plan during each February Board meeting. The fixed dollar value is converted into awards representing a number of shares of Common Stock based on the closing share price for the last trading session of the most recently completed fiscal year. Under this program, in 2024, each member of the Board was granted the equivalent of 2,131 shares of Common Stock on February 22, 2024 under the Company’s 2017 Omnibus Incentive Plan and each member of the Board was granted the equivalent of 2,051 shares of Common Stock on February 20, 2025 under the Company’s 2024 Omnibus Incentive Plan.

36	Southwest Gas Holdings, Inc.

Board and Governance Matters
Non-employee director equity compensation vests immediately upon grant, and the directors are provided the option to defer receipt of equity compensation until they leave the Board. Deferred stock units are credited with notional dividends at the same time, in the same form, and in equivalent amounts as dividends that are payable from time to time on Common Stock. Such notional dividends are valued as of the date on which they are credited to the director and are reallocated into additional deferred stock units. When a director leaves the Board, any deferred stock units of such director will be converted into shares of Common Stock.
Under the 2024 Omnibus Incentive Plan, as approved by the Company’s stockholders on May 2, 2024, the aggregate grant date fair value of equity that may be granted during any calendar year to any non-employee director, when combined with cash compensation paid by the Company to such director with respect to the same calendar year (whether or not such cash compensation is deferred) will not exceed $750,000 (or $1,000,000 in the calendar year in which the director commences service).
Directors are entitled to participate in the same gift matching program that is available to all of our employees. Under this program, the Company matches contributions to qualified charitable organizations up to a maximum of $2,500 in any calendar year.
Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for serving on the Board.
2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
E. Renae Conley	199,950	133,294	—	105	333,349
Andrew W. Evans(3)	135,950	304,168	—	82,605	522,723
Jane Lewis-Raymond	155,950	133,294	—	105	289,349
Henry P. Linginfelter	135,950	133,294	—	105	269,349
Anne L. Mariucci(3)	153,950	304,168	53,550	82,605	594,273
Carlos A. Ruisanchez	135,950	133,294	—	105	269,349
Ruby Sharma	99,950	133,294	—	105	233,349
Andrew J. Teno	135,950	133,294	—	105	269,349
A. Randall Thoman	119,950	133,294	50,871	105	304,220
Leslie T. Thornton	114,950	133,294	13,443	105	261,792
(1)On February 22, 2024, each director serving at that time received a stock award of 2,131 shares which vested immediately, but receipt of the stock award may have been deferred by the director. The grant date fair value of the stock award for each director was $133,294. The Company does not issue option awards.
(2)The stock awards are valued at the closing price of Common Stock on the date of grant. The grant date fair value of the stock award granted on February 22, 2024 was based on the closing price of Common Stock of $62.55 on February 22, 2024. The amounts were determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used to calculate these amounts are included in “Note 9 - Share-Based Compensation” included in the footnotes to the consolidated financial statements in our 2024 Annual Report on Form 10-K.

2025 Notice and Proxy	37

Board and Governance Matters
(3)For Mr. Evans and Ms. Mariucci, includes 6,904 each of Centuri time-lapse restricted stock units (“Centuri RSUs”) awarded to each of them in 2024 for their services as directors of Centuri. The Centuri RSUs vest on April 30, 2025. The grant date fair value of the Centuri RSUs granted to each of Mr. Evans and Ms. Mariucci is $170,874, which was based on the closing price of Centuri’s common stock of $24.75 on April 30, 2024. The amounts were determined in accordance with FASB ASC Topic 718, with the grant date fair value calculated by multiplying the closing price on the grant date by the number of Centuri RSUs granted.
(4)The director deferred Company stock awards outstanding as of December 31, 2024, for each of the listed directors are as follows. There are no outstanding option awards.

Stock Awards(#)
Ms. Conley	4,554
Mr. Evans	4,554
Ms. Lewis-Raymond	13,201
Mr. Linginfelter	4,554
Ms. Mariucci	32,409
Mr. Ruisanchez	—
Ms. Sharma	4,554
Mr. Teno	4,554
Mr. Thoman	34,646
Ms. Thornton	8,647
(5)The amounts in this column reflect above-market interest on nonqualified deferred compensation balances for 2024.
(6)Includes the cost of life insurance for each director. For Mr. Evans and Ms. Mariucci, also includes cash retainer amounts paid for their services as directors of Centuri in the amount of $82,500 each.
Stock Ownership Guidelines for Non-Employee Directors
By Board policy, each non-employee director is required to retain at least five times the value of his or her annual cash retainer in Common Stock (or equivalents). Each non-employee director is required to fulfill this requirement within five years of being elected to the Board. All non-employee directors are currently in compliance with these guidelines.
Prohibition on Pledging and Hedging
Directors are prohibited by Company policy from pledging or engaging in financial hedging of their investment risk in our Common Stock.

38	Southwest Gas Holdings, Inc.

Executive Officers
The following table sets forth the name, age, position and period the position was held during the last five years for each of the executive officers as of December 31, 2024. There are no family relationships between the directors and executive officers.

Name	Age	Position	Period Position Held During Last 5 Years
Karen S. Haller	61	President and Chief Executive Officer*	2022-Present
		Executive Vice President/Chief Legal and Administrative Officer*	2020-2022
Robert J. Stefani	50	Senior Vice President/Chief Financial Officer*	2022-Present
Justin L. Brown	52	President**	2022-Present
		Senior Vice President/General Counsel**	2020-2022
Randall P. Gabe	55	Senior Vice President/Chief Administrative Officer**	2022-Present
		Vice President/Gas Resources**	2020-2022
Catherine M. Mazzeo	49	Senior Vice President/Chief Legal, Safety and Compliance Officer and Corporate Secretary*	2024-Present
		Vice President/General Counsel and Risk, Safety and Compliance Officer**	2022-2024
		Managing Counsel**	2020-2022
Amy L. Timperley	48	Senior Vice President/Chief Regulatory, Public Affairs and Gas Resources Officer**	2024-Present
		Senior Vice President/Chief Regulatory Strategy and Planning Officer**	2023-2024
		Senior Vice President/Chief Regulatory and Financial Planning Officer**	2022-2023
		Vice President/Regulation**	2021-2022
		Director/Regulation and Energy Efficiency**	2020-2021
Julie M. Williams	51	Senior Vice President/Continuous Improvement and Optimization**	2023-Present
		Senior Vice President/Chief Operating Officer**	2022-2023
		Vice President/Southern Arizona Division**	2020-2022
*    Position held at Southwest Gas Holdings, Inc. and Southwest Gas Corporation. Ms. Haller is President and Chief Executive Officer of Southwest Gas Holdings, Inc. and Chief Executive Officer of Southwest Gas Corporation.
**    Position held at Southwest Gas Corporation only.
Mr. Stefani became an employee of the Company in November 2022. Prior to the Company, Mr. Stefani was employed with PECO Energy, where he served as Senior Vice President, Chief Financial Officer and Treasurer since 2018. Mr. Stefani's business experience includes responsibility for financial strategy, planning and analysis, operational finance, accounting, treasury, capital markets, strategic investment and risk management. He also has deep experience in corporate development and mergers and acquisitions.

2025 Notice and Proxy	39

Executive Compensation

Proposal 2 Advisory Vote to Approve the Company’s Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote on a non-binding, advisory basis, to approve our executive compensation program as described in this Proxy Statement. The Board will submit an annual advisory vote on our executive compensation program to our stockholders at each annual meeting until the Company seeks another advisory vote on the frequency of the advisory vote on executive compensation. The Board asks that you support the compensation of our NEOs as disclosed in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
The Company’s compensation program is designed and administered by the Compensation Committee of the Board, which is composed entirely of Independent Directors and carefully considers many different factors in order to provide appropriate compensation for the Company’s executives. The compensation package for the Company’s named executive officers (“NEOs”) (who are the officers listed in the Summary Compensation Table in the Executive Compensation Tables section) is designed to support the Company’s objectives of attracting, motivating and retaining the executive talent required to achieve our corporate objectives and increase stockholder value.
The compensation program is based on the Board-approved executive compensation philosophy of (i) paying base salary at the median (50th percentile) of the amounts paid by our peer group of companies (the “relative market”), (ii) providing annual and long-term incentive awards that are designed to motivate the NEOs to focus on specific annual and long-term financial and operational performance goals and achieve superior performance while placing a significant amount of total compensation at risk, and (iii) paying total direct compensation (base salary and annual and long-term incentive awards) to be competitive with the relative market.
The Compensation Committee and the Board value the opinions that stockholders express in their votes and to the extent there is any significant vote against the NEO compensation, we will consider the outcome of the vote when making future executive compensation decisions and evaluate whether any actions are necessary to address stockholder concerns expressed by such vote. It is expected that the next advisory vote on executive compensation will occur at the 2026 Annual Meeting of Stockholders.
We encourage you to review the complete description of the Company’s executive compensation programs provided in this Proxy Statement, including the “Executive Compensation - Compensation Discussion and Analysis” section and the accompanying compensation tables.

The Board recommends a vote “FOR” the proposal to approve the Company’s executive compensation.

40	Southwest Gas Holdings, Inc.

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our 2024 executive compensation program, the compensation decisions made by the Compensation Committee under our executive compensation program and the factors considered in making such decisions. This section focuses on the compensation of the Company’s NEOs for fiscal 2024, who were:

Karen S. Haller President and Chief Executive Officer (the “CEO”)	Robert J. Stefani Senior Vice President/Chief Financial Officer	Justin L. Brown President, Southwest Gas Corporation	Randall P. Gabe Senior Vice President/Chief Administrative Officer, Southwest Gas Corporation	Julie M. Williams Senior Vice President/Continuous Improvement and Optimization, Southwest Gas Corporation
The Company’s NEOs consist of the CEO, the Chief Financial Officer, and the three other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal year 2024. This Compensation Discussion and Analysis addresses the compensation program of the Company, including elements of the compensation programs of its operating subsidiaries, Southwest Gas and Centuri, as applicable to each of the NEOs.
Executive Summary
2024 Business Performance Overview
In 2024, we continued to provide stockholders with an attractive blend of steady regulated returns and utility services growth. In April 2024, Centuri IPO was completed, and the Board continued to evaluate options to advance the full separation of Centuri as an independent utility infrastructure services company. Additionally, the Board continued the process of executing on the strategic plan for Southwest Gas to optimize the utility.
Under our natural gas operations business, Southwest Gas safely and reliably purchases, distributes and transports natural gas to over two million customers in parts of Arizona, California and Nevada. Southwest Gas added more than 41,000 new meter sets across its service territories in 2024, and is positioned for continued long-term value creation as we continue supporting the growing demand for essential natural gas service and industry trends such as gas infrastructure replacement, and safety and reliability investments.
Within our majority-owned subsidiary, Centuri, we operate a comprehensive utility infrastructure services enterprise that delivers a diverse array of solutions to North America’s blue-chip electric, gas and combination utilities.

2025 Notice and Proxy	41

Executive Compensation
2024 Financial Performance

Company Earnings per diluted share $2.76	Revenues for Centuri $2.6 billion

Annualized dividends declared per Company share(1) $2.48	Net income for Southwest Gas $261.2 million
(1)Annualized dividends declared per share were $2.48 in 2022, $2.48 in 2023, and $2.48 in 2024. In February 2025, the Board determined to retain the quarterly dividend at 62 cents per share for the June 2025 dividend payment, and the Board will reexamine our dividend policy following the full separation of Centuri.
Notable Accomplishments

▪Delivered utility return on year-end equity of 8.1%
▪Operations and maintenance expenses were flat, on a per customer basis, in 2024 as compared to 2023, reflective of cost discipline
▪In April 2024, annual revenue increase of ~$59 million approved in Nevada, which included an increase in allowed return on equity (9.5%) and an equity capitalization structure of 50%
▪Filed three rate cases:
–~$126 million general rate case in Arizona in February 2024
–~$13 million general rate case for Southwest Gas subsidiary Great Basin Gas Transmission Company in March 2024 (rates were approved in March 2025)
–~$50 million general rate case in California in September 2024
▪In studies conducted by a leading national consumer insights firm, Southwest Gas ranked #1 in Customer Satisfaction with Residential Natural Gas Service in the West among Large Utilities for the fifth consecutive year
▪In April 2024, completed IPO of Centuri common stock, with net proceeds used primarily to repay a portion of Centuri debt

2024 Compensation Overview
With respect to each of our NEOs, all annual cash incentives and long-term equity incentives are “at risk,” as those awards are either variable based on the level of performance against incentive targets or are subject to continued employment during a three-year vesting period. The portion of total direct compensation designed to be at risk depends upon the NEO’s position and the ability to influence outcomes, as well as market pay levels and risk mitigation considerations. Ms. Haller, the Company’s CEO, has the largest portion of pay at risk. In 2024, the percentage of her targeted total direct compensation opportunity at risk was 83%. For the other NEOs, the average percentage of such compensation at risk was 69%.

CEO Target Compensation At-Risk
Other NEOs Target Compensation At-Risk

Base	Annual Incentive	Total At-Risk	Long-Term Incentive

42	Southwest Gas Holdings, Inc.

Executive Compensation
CEO Realized Compensation
In evaluating Ms. Haller’s compensation for 2024, particularly her stock-based and cash-based incentive compensation, we believe it is important to consider, in addition to the information presented in the Summary Compensation Table, the value of the shares of Common Stock and the cash payments actually received by Ms. Haller in 2024.
The primary difference between the 2024 Realized Compensation Table below and the Summary Compensation Table is that the 2024 Realized Compensation Table shows the value of shares and amount of cash actually received by Ms. Haller in 2024, whereas the Summary Compensation Table shows the grant date fair value of stock-based awards granted in 2024 and the annual cash incentive relating to 2024, the latter of which was actually paid in 2025.
With respect to stock awards, SEC rules require that the grant date fair value of all stock awards be reported in the Summary Compensation Table in the year in which they were awarded. As a result, a significant portion of the total compensation amounts for 2024 reported in the Summary Compensation Table is based on the estimated value of stock awards when they are granted, rather than the value of the shares actually delivered upon vesting of the awards. By contrast, the 2024 Realized Compensation Table below reflects the value of the shares of Common Stock actually issued to Ms. Haller in 2024 in connection with the vesting of awards granted in 2024 and in prior years.
In addition, SEC rules require that non-equity incentive plan compensation be reported in the Summary Compensation Table in the year earned, regardless of when the amounts are actually paid. The 2024 Realized Compensation Table below includes the amount of the 2023 incentive cash award paid to Ms. Haller in 2024, whereas the Summary Compensation Table shows the 2024 annual incentive award that was paid in the first quarter of 2025.
In 2024, after the Centuri IPO, Ms. Haller began service as the Chair of the Centuri Board of Directors. Like all Centuri directors, Ms. Haller received director fees and time-lapse Centuri RSUs that will be settled in shares of Centuri common stock upon vesting, and such compensation elements are included in the Summary Compensation Table. Because these Centuri-related compensation items are set and approved by the Centuri Board of Directors, with input from the Company’s Board, and relate to Ms. Haller’s service as a Centuri director, these Centuri compensation elements have been excluded from the Realized Compensation table below. This methodology ensures focus on compensation related solely to the Company.
As shown in the table below, Ms. Haller’s total realized compensation from the Company calculated in this manner was $4,694,875 for fiscal 2024, which was $2,296,635 less than the 2024 total direct compensation reported in the Summary Compensation Table.
2024 Realized Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total Realized Compensation ($)	Difference Between Total Realized Compensation and Total Direct Compensation as Reported in Summary Compensation Table ($)
Karen S. Haller President and Chief Executive Officer	2024	1,021,311	2,098,564	1,575,000	4,694,875	2,296,635
(1)Amount shown in this column for Company stock awards was determined by multiplying the per-share closing price of Common Stock on the vesting date (January 4, 2024 for time-lapse RSUs, December 31, 2023 for PSUs, and May 2, 2024 for special 2024 PSUs) by the number of shares issued pursuant to the awards in 2024. The amounts reflected include 13,203.56 shares of Common Stock issued in the first quarter of 2024 under time-lapse RSUs (30% of the time-lapse RSUs granted in 2021 and 2022, and 40% of the time-lapse RSUs granted in 2023), and 3,838.173 shares

2025 Notice and Proxy	43

Executive Compensation
of Common Stock issued in the first quarter of 2024 under PSUs granted in 2021 with a three-year performance period beginning in January 2021 and ending in December 2023. The amounts reflected also include 13,377.77 shares of Common Stock issued in the second quarter of 2024 pursuant to a special award of PSUs by the Company related to accomplishment of the Centuri IPO.
(2)Amount shown in this column represents the annual cash incentive for fiscal year 2023, which was paid to Ms. Haller in the first quarter of 2024.
This information regarding CEO realized compensation is supplemental to, and should be read in connection with and not in lieu of, the “Summary Compensation Table (2024, 2023 and 2022).”
Incentive Compensation Structure
The Compensation Committee believes our incentive compensation program:

▪Is a powerful tool to attract, retain and motivate high performing leaders
▪Is designed to reward NEOs for strong Company financial performance and long-term value creation for our stockholders
▪Is a competitive program relative to the market and our peers
▪Aligns with market best governance practices
▪Supports robust pay-for-performance alignment
▪Provides the appropriate linkage between executive compensation and the Company’s long-term business strategy

The executive compensation program provides for cash-based annual incentive awards, which are at-risk and variable based on achievement of pre-established Company, Centuri and Southwest Gas performance measures. Long-term equity compensation is comprised of performance-based restricted stock units that vest at the end of the three-year performance period based on the achieved performance results against rigorous pre-set targets (Performance Stock Units or “PSUs”), and time-lapse restricted stock units that vest over a three-year period (“time-lapse RSUs”). Under this structure, the greater portion of our NEOs’ total compensation is at-risk and variable based on performance relative to metrics that are more directly aligned with our long-term performance, customer interests and stockholder returns.
Annual Incentive Compensation Paid for 2024 Performance
For purposes of determining results under the annual incentive compensation program:

Southwest Gas achieved $249.9 million in utility adjusted net income in fiscal 2024, which exceeded the target level of performance.	Centuri achieved $233.5 million in earnings before interest, taxes, depreciation and amortization (“EBITDA”) and $136.8 million in free cash flow, which did not exceed the target level of performance.
Utility adjusted net income, Centuri EBITDA, and Centuri free cash flow are performance measures not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). See “2024 Executive Officer Compensation - Annual Incentive Compensation” below for a description of these performance measures.

44	Southwest Gas Holdings, Inc.

Executive Compensation
These results, coupled with achievements under applicable operational and safety goals, resulted in the following annual incentives being earned.

	Total Level of Achievement of Performance Measures (% of Target)	Annual Incentive Earned ($)
Karen S. Haller	146%	1,839,600
Robert J. Stefani	146%	611,156
Justin L. Brown	158%	690,855
Randall P. Gabe	158%	398,160
Julie M. Williams	158%	352,656
Past Company performance has established a strong financial platform for sustainable growth into the future, and this year’s accomplishments are expected to contribute to our ability to provide stockholder returns over the long-term. Going forward, we expect our incentive compensation structure (as discussed in more detail below), to continue to strengthen alignment between executive compensation and stockholder returns.
Consideration of 2024 Say-on-Pay Vote
Say-on-Pay Votes
The Company holds an annual say-on-pay advisory vote regarding executive compensation. At the 2024 Annual Meeting of Stockholders, approximately 98% of the votes cast were in favor of the compensation of the NEOs as described in the proxy statement for the 2024 Annual Meeting. The Board and Compensation Committee considered the significant level of support received and determined that no changes to our executive compensation philosophy, policies, plan design, and decisions were necessary. We determined that our stockholders should vote on a say-on-pay proposal each year as recommended by stockholders at the most recent “say-on-frequency” vote in 2023. For more information, see “Proposal 2 - Advisory Vote to Approve the Company’s Executive Compensation” in this Proxy Statement.
We maintain a regular ongoing dialogue with our stockholders and welcome stockholder perspectives regarding our executive compensation program. The Board and Compensation Committee will continue to consider the results of the annual say-on-pay vote when making decisions related to executive compensation.

2025 Notice and Proxy	45

Executive Compensation
Commitment to Best Practices
We believe in the importance of aligning the financial interests of the Company’s executives with those of stockholders and maintaining executive compensation policies that are consistent with robust corporate and compensation program governance. The Compensation Committee reviews our executive compensation program annually to ensure it maintains its competitiveness with the market and supports our long-term growth strategy.

What We Do

 Robust stock ownership guidelines for NEOs and directors.
 Compensation Committee composed only of Independent Directors.
 Independent compensation consultant retained by the Compensation Committee.
 Double-trigger change in control agreements which do not provide for excise tax gross-ups or severance amounts greater than three times base salary, excluding equity and incentive compensation, welfare benefits, retirement benefits and outplacement services.
 Clawback policy applicable to annual and long-term incentive compensation, including time-based RSUs.
 Regular peer group review used to assess executive compensation.
 Significant portion of NEO compensation is variable and at-risk.
 Annual say-on-pay vote for stockholders.
 Anti-pledging and anti-hedging policies that apply to all of our NEOs, other Section 16 officers and directors.

What We Don’t Do

 No dividends paid on unvested stock-based awards until the underlying awards have vested.
 No tax gross-up on benefits, change in control payments, or perquisites.
 No excessive perquisites provided to NEOs.

Compensation Philosophy and Objectives
The nature of the Company’s operations and competitive considerations have led the Compensation Committee to design and employ a compensation program that we believe is comparable to compensation programs widely used in the natural gas distribution industry. To accomplish our objectives, our program is designed to respond to changing market conditions and to offer a broad spectrum of compensation opportunities. Performance is the critical component of our program, and both individual and overall Company performance can impact an NEO’s level of compensation on an annual basis.

46	Southwest Gas Holdings, Inc.

Executive Compensation
We believe in the importance of aligning the financial interests of the Company’s executives with those of stockholders. By emphasizing our goal to build stockholder value by focusing on fundamental business strategies of operational excellence, strategic growth and financial stewardship, and by operating true to our core values, we motivate achievements that are the platform for increased stockholder returns. A significant portion of our NEOs’ compensation is designed to be variable and tied to the achievement of key financial and strategic performance objectives, which helps us to incentivize our NEOs to create long-term value for our stockholders.
In our utility segment, we strive to work collaboratively with regulators to achieve positive results for both customers and stockholders, and we recognize that customer satisfaction and the Company’s safety record are both essential elements in the regulatory process. Safety is also critical to the success of our utility infrastructure services segment.
In particular, the Company’s compensation program has been designed to accomplish the following objectives:

Establish competitive compensation plans to attract, retain and motivate high performing senior leaders.	Emphasize a pay-for-performance culture to reward both annual and long-term Company performance while not encouraging excessive risk-taking.	Create long-term alignment between the interests of senior executives and stockholders.	Support our strategic initiatives and financial goals.

Compensation Program Administration
Role of the Compensation Committee
The Compensation Committee oversees our executive compensation program and is responsible for reviewing and approving all executive compensation and benefit plans of the Company’s executive officers, including its NEOs. The Compensation Committee works closely with its independent compensation consultant and meets regularly throughout the year to review and discuss, among other items, our compensation philosophy, changes in compensation governance, composition of our peer group, corporate goals and objectives relevant to the CEO’s compensation, the CEO’s performance in relation to such goals and objectives and, together with the other Independent Directors of the Board, the CEO’s compensation. The Compensation Committee also reviews and approves, based on the recommendations provided by the CEO and information for the NEOs provided by the Compensation Committee’s independent compensation consultant, the salaries and incentive compensation for the other executive officers, including the NEOs. The full description of the Compensation Committee’s authority and responsibilities is provided in the Compensation Committee Charter, which is available on the Company’s website at www.swgasholdings.com. The information on our website is not part of this Proxy Statement and is not incorporated into any of our filings with the SEC.

2025 Notice and Proxy	47

Executive Compensation
Role of Management
When making decisions on executive compensation, the Compensation Committee considers input from management. Management annually provides information to the Compensation Committee regarding market practices and pay levels of the various elements of direct compensation (including target awards for incentive compensation), as well as the thresholds, targets and maximums of the performance measures. Information is gathered from Company operating data, external independent surveys and publicly available compensation comparisons. Decisions regarding CEO compensation are made solely by the Compensation Committee meeting in executive session without the CEO or any other NEOs present. Decisions regarding the compensation of other NEOs are also made by the Compensation Committee, in consultation with the CEO, but without the other NEOs being present.
Role of Independent Compensation Consultant
In 2024, the Compensation Committee directly retained Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), as an independent compensation consultant to the Compensation Committee. Aon’s engagement with the Compensation Committee as its independent compensation consultant included a review and analysis of several aspects of our executive compensation program, including the following services:
▪Conducting peer group review;
▪Providing and analyzing compensation market data;
▪Analyzing incentive plan design;
▪Advising on the reasonableness of our NEO compensation levels and programs;
▪Review of our Compensation Discussion and Analysis disclosure;
▪Performing benchmarking and analysis of our Board of Directors’ compensation;
▪Providing periodic updates and guidance on regulatory and governance trends impacting compensation; and
▪Attending each Compensation Committee meeting, including meeting with the Compensation Committee in private executive sessions, without management present.
In addition to serving as the Compensation Committee’s independent compensation consultant, Aon also performed retirement plan consulting services for Southwest Gas. In 2024, Aon received approximately $1,273,670 from the Company and Southwest Gas, including approximately $207,278 for executive compensation services. For 2024, the Compensation Committee analyzed whether the work of Aon raised any conflicts of interest, taking into consideration all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. The Compensation Committee determined, based on its analysis of all relevant factors, that no conflicts of interest were present.
How We Determine Amounts Paid for Each Element of Compensation
We operate in a competitive environment for talented executives, and the Compensation Committee analyzes a variety of information as it seeks to identify competitive levels of compensation within the relevant markets in which we operate.

48	Southwest Gas Holdings, Inc.

Executive Compensation
Peer Group
The companies in the compensation peer group were selected because they represent those publicly traded companies considered by the Compensation Committee to be the most comparable to the Company in terms of revenue, market capitalization, business operations, operational complexity and overall financial performance. To maintain a meaningful comparison, the Compensation Committee reviews the peer group regularly for changes due to M&A activity or shifts in our peers’ business focus or operations. In setting 2024 executive compensation, the Compensation Committee reviewed the peer group used in 2023 and determined no changes in company composition were needed. Based on a merger completed in October 2023, NorthWestern Energy Group, Inc. became the holding company parent of NorthWestern Corporation, so the peer group was updated to reflect this merger. PNM Resources, Inc. changed its holding company name to TXNM Energy, Inc. after the peer group review was completed, so the prior name is reflected in the list below. The peer group was composed of 19 companies in the utility industry.

▪Alliant Energy Corporation
▪Ameren Corporation
▪Atmos Energy Corporation
▪Avista Corporation
▪Black Hills Corporation
▪CMS Energy Corporation
▪Evergy, Inc.
▪Hawaiian Electric Industries, Inc.
▪IDACORP, Inc.
▪MDU Resources Group, Inc.

▪New Jersey Resources Corporation
▪NiSource Inc.
▪NorthWestern Energy Group, Inc.
▪OGE Energy Corporation
▪ONE Gas, Inc.
▪Pinnacle West Capital Corporation
▪Portland General Electric Company
▪PNM Resources, Inc.
▪Spire, Inc.

Compensation Review
Aon performed comprehensive competitive compensation benchmarking, which included assessments of all elements of compensation for the NEOs. The competitive compensation benchmarking data prepared by Aon and reviewed by the Compensation Committee included base salary, annual incentive compensation and long-term incentive compensation found in the proxy statements filed by companies in the peer group.
Review of Peer Compensation
In reference to the data and analyses discussed above, the Compensation Committee reviewed competitive target compensation levels for each NEO relative to the 50th percentile of the relevant market. For each NEO position, base salary, target total cash compensation (base salary plus annual incentive award) and target total direct compensation (base salary plus annual incentive award plus the target value of long-term incentive compensation) were benchmarked and analyzed at the median level. In determining the NEOs’ overall compensation, the Compensation Committee annually compares elements of compensation with those of the relevant market group of companies to ensure the Company remains competitive. The Compensation Committee found that overall target total direct compensation for each NEO was generally aligned with the relevant market benchmarks.
Other elements of overall compensation for the NEOs (perquisites, welfare benefits, retirement benefits and post-termination benefits) were implemented at various times over the past several years to remain competitive with the relevant market and are reviewed periodically by the Compensation Committee.

2025 Notice and Proxy	49

Executive Compensation
2024 Executive Officer Compensation
Why We Pay Each Element of Compensation
The principal elements of executive compensation for the NEOs and the purpose for providing each element are described below:

Element	Purpose	Key Features	Performance Measures

Base Salary	▪Recognize leadership responsibilities and value of executive’s role to the Company. ▪Serve as a competitive compensation foundation.
▪Targeted at 50th percentile of relevant peer group companies.
▪Adjustments are made based upon the value of the position to the business, individual performance, changes in responsibilities, and pay relative to peer companies.
▪Job responsibilities and role in determining and executing Company strategic priorities. ▪Experience and performance.

Annual Cash Incentives
▪Encourage and reward NEO contributions in achieving short-term performance goals, including important goals of safety and customer satisfaction.
▪Align management interests with customers and stockholders.

▪No awards paid unless at least 80% of target utility adjusted net income is achieved.
▪Awards paid out annually in cash.
▪Award values are subject to downward adjustment to avoid windfalls and maintain internal equity.
▪Financial performance. ▪Customer satisfaction. ▪Productivity (operations and maintenance costs per customer). ▪Safety.

Long-Term Equity Incentives	▪Provide executives with long-term performance goals to work toward. ▪Align management interests with customers and stockholders. ▪Retain management with awards subject to service vesting.	▪NEOs receive long-term incentives through both time-lapse RSUs and PSUs. ▪Performance awards are earned based on three- year financial performance.	▪Three-year vesting period for time-based RSUs to encourage retention. ▪Financial performance measures related to EPS, utility adjusted net income, and utility return on equity.

50	Southwest Gas Holdings, Inc.

Executive Compensation
Base Salaries
Salaries for the NEOs are established based on the scope of their responsibilities, taking into account competitive market compensation paid by the peer group for similar positions. The competitive market processes and data regarding the 50th percentile pay level of peer companies were used by the Compensation Committee to help ensure that salaries are reasonable, competitive and properly address position responsibilities. The market data on the range of salaries at the peer companies serves as a reference point and provides information on the range of competitive pay levels and current compensation practices in our industry. Salaries are reviewed annually and are subject to adjustment to maintain alignment with the market and to reflect changes in individual responsibilities, performance, and experience. In 2024, the Compensation Committee approved merit increases of varying amounts for the NEOs to reflect performance achievements and to ensure market competitiveness. See the “Summary Compensation Table (2024, 2023, and 2022)” for salary information.
Annual Incentive Compensation
We establish cash incentive opportunities on an annual basis, expressed as a percentage of each individual’s base salary. The target level of annual incentive opportunities granted to the NEOs is based primarily on the assessment of peer group compensation for similar roles. The target incentive opportunities for the NEOs were set at the following percentages of base salary for 2024:

Annual Incentive Opportunities (% of Salary)
Karen S. Haller	120%
Robert J. Stefani	70%
Justin L. Brown	75%
Randall P. Gabe	60%
Julie M. Williams	60%
Annual incentive opportunities are payable entirely in cash, only if at least 80% of target utility adjusted net income is achieved. The 2024 performance measures were tied to measures of financial performance, customer satisfaction, productivity and safety. For 2024, the Compensation Committee set the targets for our performance measures as follows.

2025 Notice and Proxy	51

Executive Compensation

Performance Metric	Weighting	Metric Description

Financial Performance
For Ms. Haller and Mr. Stefani, utility adjusted net income is weighted at 30%, Centuri EBITDA is weighted at 5% and Centuri free cash flow is weighted at 5%, because of their influence over both of the Company’s business segments. For Messrs. Brown and Gabe and Ms. Williams, utility adjusted net income is weighted at 40%.
Fiscal 2024 Targets: Aligned to business plans and budgets. For Centuri EBITDA and free cash flow, aligned to information associated with the Centuri IPO modeling. Centuri EBITDA added as a metric to promote prudent capital expenditures.

Customer Satisfaction
Reflects our performance on independent customer surveys conducted in each of our utility operating divisions to reinforce commitment to our customers.
Fiscal 2024 Target: Slightly recalibrated so that target approximated actual performance in 2023.

Productivity
Rewards success in reaching a predetermined level of operations and maintenance expense on a per customer basis (“O&M per customer”).
Fiscal 2024 Target: Based on budgeted operations and maintenance expenses and budgeted customer additions.

Safety
Oriented toward minimizing incidents associated with the Company’s natural gas distribution systems and thereby links to risk reduction in areas such as regulation, operations, reputation and franchise value.
Fiscal 2024 Targets: For damages per 1,000 tickets, target approximated actual 2023 performance. For response times, maximum slightly decreased from 2023.

▪Damage per 1,000 tickets
▪Response Times within 30 minutes

Actual awards for each measure are determined as of year-end by comparing the Company’s performance to the threshold, target and maximum levels set by the Compensation Committee at the beginning of the year for each performance measure. When threshold performance for any measure is achieved, the portion of the award with respect to that measure is earned. Award payouts can range from 50% (at threshold) to 100% (at target) to 200% (at maximum) of the assigned incentive opportunity for each measure, based on where actual results fall in the range from threshold to target to maximum. No awards are paid with respect to any measure if 80% of target utility adjusted net income is not achieved. We determine actual payouts through linear interpolation.

52	Southwest Gas Holdings, Inc.

Executive Compensation
In 2022, the Compensation Committee adopted a policy on permitted incentive plan adjustments. Pursuant to our policy, each year the Compensation Committee reviews the outcomes of the incentive plan performance measures and evaluates whether adjustments are needed to ensure results are computed on a comparative basis from year to year. The Compensation Committee’s goal is to achieve executive pay outcomes that align with stockholder interests and are not distorted by anomalous results. The Compensation Committee considers, among other things, whether a proposed adjustment addresses items outside of normal operations and whether the item was contemplated in the Company’s financial plan. See the footnotes to the table below for a description of the adjustments that were made for the 2024 annual incentive program.
The thresholds, targets and maximums and actual results under the performance measures for 2024 are set forth below.

Performance Category	Measure	Threshold	Target	Maximum	Weighting	Payout (% of Target)

Holdings Officers: Ms. Haller and Mr. Stefani

Financial Measures 40%	Utility Net Income (adjusted) (000s)(1)				30%	60.00%

	Centuri EBITDA (000s)(2)				5%	3.30%

	Centuri free cash flow (000s)(3)				5%	3.89%

Operational Measures 45%	Productivity (O&M per Customer)(4)				30%	26.98%

	Customer Service Satisfaction				15%	24.75%

Safety Measures 15%	Safety - Damage per 1,000 Tickets				7.5%	15.00%

	Safety - Response Times within 30 minutes				7.5%	11.74%

Rounded Total:					100%	146%

2025 Notice and Proxy	53

Executive Compensation

Performance Category	Measure	Threshold	Target	Maximum	Weighting	Payout (% of Target)

Utility Officers: Messrs. Brown and Gabe and Ms. Williams

Financial Measures 40%	Utility Net Income (adjusted) (000s)(1)				40%	80.00%

Operational Measures 45%	Productivity (O&M per Customer)(4)				30%	26.98%

	Customer Service Satisfaction				15%	24.75%

Safety Measures 15%	Safety - Damage per 1,000 Tickets				7.5%	15.00%

	Safety - Response Times within 30 minutes				7.5%	11.74%

Rounded Total:					100%	158%

TOTAL

Holdings Officers:						146%

Utility Officers:						158%

(1)Utility adjusted net income is a non-GAAP measure and may differ from results provided in earnings releases furnished to the SEC. Utility adjusted net income is defined to exclude variances from budget for certain items, such as earnings related to changes in values (including any death benefits) associated with Southwest Gas’s company-owned life insurance policies; postretirement benefit costs; Southwest Gas-paid 401(k) contributions; self-insured medical benefits costs; and gas used by Southwest Gas (the “Definitional Exclusions”). These Definitional Exclusions are applied when calculating actual results to ensure a neutral impact. In the calculation of the actual result for utility adjusted net income, the Compensation Committee approved an adjustment for costs allocated from the Company to Southwest Gas that differed from budgeted amounts due to the Centuri IPO.
(2)Centuri EBITDA is a non-GAAP measure and may differ from components provided in earnings releases furnished to the SEC. For Ms. Haller and Mr. Stefani, the annual incentive program also includes two performance measures related to Centuri: Centuri EBITDA and Centuri free cash flow. The Compensation Committee determined that certain items impacting Centuri EBITDA warranted adjustment due to their being unusual or related to separation from the Company, including Centuri’s severance costs, Centuri CEO transition costs, Centuri IPO and retention awards, securitization transaction fees, and differences on foreign currency translation associated with EBITDA components as compared to the expected exchange rate when the target was set. Additionally, the Compensation Committee approved revised thresholds, targets and maximums for Centuri EBITDA and Centuri free cash flow. The original performance targets for these two metrics were higher based on initial Centuri budgets, while the revised performance targets were lower based on more up-to-date information utilized in conjunction with the Centuri IPO.

54	Southwest Gas Holdings, Inc.

Executive Compensation
(3)Centuri free cash flow is a non-GAAP measure and may differ from components provided in earnings releases furnished to the SEC. Centuri free cash flow is calculated as Centuri EBITDA (adjusted as described above), less capital expenditures on a gross basis (including amounts not yet paid, but recognized in liabilities).
(4)In addition to applying the Definitional Exclusions, for the O&M per customer measure, the Compensation Committee approved an adjustment for costs allocated from the Company to Southwest Gas that differed from budgeted amounts due to the Centuri IPO.
The Compensation Committee has the discretion to reduce an NEO’s overall award that would otherwise be earned to avoid windfalls and for other reasons, including internal equity. The Compensation Committee reviews the CEO’s individual performance to determine whether there will be any downward adjustment. For 2024, individual performance objectives for the CEO included: implementing the Utility Optimization Process at Southwest Gas to enhance financial performance, safety, efficiency and effectiveness; obtaining positive regulatory outcomes for rate cases and programs to help obtain timely recovery of investments; executing on the Board’s strategic direction for the separation of Centuri and becoming a pure play utility; creating a culture of financial discipline and accountability for budgets; leading the Company’s sustainability vision; and ensuring safety remains the top priority at all levels of the Company.
The CEO reviews the NEOs’ individual performance to determine whether there will be any downward adjustment in the performance awards. As a result of such review, if the CEO recommends a downward adjustment in the performance awards, the CEO will bring the matter before the Compensation Committee for review and approval. The Compensation Committee reviewed the individual performance achievements of the CEO and other NEOs and determined that no downward adjustments to their annual incentive awards were warranted with respect to 2024.
Utility adjusted net income exceeded 80% of our target, and achievements under the performance measures aggregated for a payout of 146% of the target incentive award opportunity for Ms. Haller and Mr. Stefani, and 158% of target for Messrs. Brown and Gabe and Ms. Williams. These aggregated percentage payouts are multiplied by the total incentive opportunity (expressed below as a percentage of base salary) to determine the overall dollar value of the annual award. The following table details the actual payouts associated with the 2024 annual incentive awards for the NEOs.

	Incentive Opportunities (% of Salary)	Total Achievement of Performance Measures (% of Target)	Incentive Earned (% of Salary)	Incentive Earned ($)
Karen S. Haller	120%	146%	175.2%	1,839,600
Robert J. Stefani	70%	146%	102.2%	611,156
Justin L. Brown	75%	158%	118.5%	690,855
Randall P. Gabe	60%	158%	94.8%	398,160
Julie M. Williams	60%	158%	94.8%	352,656

2025 Notice and Proxy	55

Executive Compensation
Long-Term Incentive Compensation
Our long-term incentive compensation is designed to provide incentives for maintaining long-term performance and strengthening customer and stockholder value over a three-year performance period. The NEOs are incentivized with equity compensation in the form of time-lapse RSUs and PSUs. The Compensation Committee determined the value of incentive awards granted to the NEOs primarily based on competitive compensation analysis. For 2024, the target long-term incentive opportunities for the NEOs were set at the percentages of base salary shown in the following table and reflect the same mix between time-lapse RSUs and PSUs used in 2023. For all NEOs except Mr. Gabe, performance-based incentive opportunities remained greater than time-based incentive opportunities.

	Incentive Opportunities (% of salary)
	Time-Lapse RSUs	PSUs	Total
Karen S. Haller	148%	222%	370%
Robert J. Stefani	76%	114%	190%
Justin L. Brown	76%	114%	190%
Randall P. Gabe	45%	45%	90%
Julie M. Williams	52%	78%	130%
Time-Lapse RSUs. The Compensation Committee believes that grants of time-lapse RSUs promote and encourage long-term retention and service to the Company, align the interests of the NEOs with those of our customers and stockholders through increased share ownership, and provide a balanced approach to long-term compensation. At its February 2024 meeting, the Compensation Committee and the non-employee directors of the Board approved the 2024 time-lapse RSUs, subject to stockholder approval of the 2024 Omnibus Incentive Plan at the May 2, 2024 Annual Meeting, which approval was received. The number of time-lapse RSUs granted was determined based on the closing price for our Common Stock for the last trading day of 2023 ($63.35 per share). The time-lapse RSUs granted in 2024 vest 40% one year after the award year, 30% two years after the award year, and 30% three years after the award year, subject to the NEOs’ continued service with the Company through the applicable vesting date.
The table below illustrates the long-term incentive opportunity granted as time-lapse RSUs.

	Time-Lapse RSU Component (% of Salary)	Value of Time-Lapse RSU Component ($)	Number of Time-Lapse RSUs Granted
Karen S. Haller	148%	1,332,000	21,026
Robert J. Stefani	76%	437,000	6,898
Justin L. Brown	76%	421,800	6,658
Randall P. Gabe	45%	181,350	2,863
Julie M. Williams	52%	185,900	2,934
PSUs. The Compensation Committee believes that the payment of long-term incentive compensation in the form of PSUs, measured over a three-year performance period, rewards our NEOs for improved financial performance of the Company, thereby giving them an incentive to enhance long-term customer and stockholder value. The target number of PSUs granted was determined based on the closing price for our Common Stock on the last trading day of 2023 ($63.35 per share). PSUs granted in 2024 are earned upon achievement of financial performance goals for the three-year period from 2024 through 2026.

56	Southwest Gas Holdings, Inc.

Executive Compensation
The table below illustrates the target long-term incentive opportunity granted as PSUs.

	PSU Component (% of Salary)	Target Value of PSU Component ($)	Target Number of PSUs Granted
Karen S. Haller*	222%	1,998,000	31,539
Robert J. Stefani*	114%	655,500	10,347
Justin L. Brown*	114%	632,700	9,987
Randall P. Gabe	45%	181,350	2,863
Julie M. Williams	78%	278,850	4,402
*    The numbers and amounts of PSUs in the table above do not include the special 2024 PSU grants to Ms. Haller and Messrs. Stefani and Brown, as discussed below under “Special 2024 PSUs.”
For PSUs granted in 2024 to Ms. Haller and Mr. Stefani, 60% are earnable based on a consolidated cumulative three-year adjusted earnings per share (“EPS”) performance measure, and 40% are earnable based on a three-year average utility segment return on equity (“ROE”) performance measure. Adjusted EPS is a non-GAAP measure and is calculated by dividing consolidated adjusted net income for each year by the Company’s average basic common shares outstanding for each year. Consolidated adjusted net income is calculated by adding or subtracting the adjustments approved by the Compensation Committee to consolidated net income at the end of the performance period. Cumulative three-year adjusted EPS is calculated by adding together the adjusted EPS for each of 2024, 2025, and 2026. ROE is a non-GAAP measure and is calculated by averaging the calculated ROE for 2024, 2025 and 2026. The ROE for each of the three years is calculated by dividing each year’s utility adjusted net income by the average utility equity balance. Utility adjusted net income is calculated by adding or subtracting the adjustments approved by the Compensation Committee to utility net income at the end of the performance period. The average utility equity balance is calculated by averaging the equity balance of the applicable previous five quarters. For Messrs. Brown and Gabe and Ms. Williams, 60% of the PSUs granted in 2024 are earnable based on cumulative three-year utility adjusted net income, and 40% are earnable based on three-year average utility ROE. Cumulative three-year utility adjusted net income is a non-GAAP measure and is calculated by adding together the utility adjusted net income for each of 2024, 2025 and 2026.
At its meeting in February 2024, the Compensation Committee established the threshold, target and maximum performance levels for the PSUs awarded for the 2024 through 2026 performance period, and the non-employee directors of the Board subsequently approved the grants of PSUs to the NEOs. The grants were subject to stockholder approval of the 2024 Omnibus Incentive Plan at the May 2, 2024 Annual Meeting, which approval was received. The target levels were based on Company and Southwest Gas business plans and budgets and took into account such factors as budgeted capital expenditures, expected growth within the markets that the Company serves, and other business considerations embedded in the Company’s annual business planning process. The following table shows the performance criteria for such three-year performance period:

Performance Level	3-year Adjusted EPS ($)	3-year Utility Adjusted Net Income ($) (000s)	3-year Average Utility ROE	Percentage of Target Award Earned
Below Threshold	<8.96	<693,991	<7.0%	No award
Threshold	8.96	693,991	7.0%	50%
Target	10.57	771,101	7.5%	100%
Maximum	11.63	809,657	8.0%	200%
Linear interpolation is used to compute the percentage of the target award earned. If earned, the awards are payable in the form of Common Stock, and the NEOs are also entitled to cumulative dividend equivalents over the three-year performance period on the PSUs earned. If the threshold level of performance is met, the number of PSUs earned will range between 50% to 200% of the target number of PSUs.

2025 Notice and Proxy	57

Executive Compensation
Special 2024 PSUs. In February 2024, the Compensation Committee approved a special grant of PSUs to each of Ms. Haller and Messrs. Stefani and Brown, subject to stockholder approval of the Company’s 2024 Omnibus Incentive Plan in May 2024, which approval was received. The special grants to Ms. Haller and Mr. Stefani are intended to incentivize timely accomplishment of the Centuri IPO and the separation of Centuri, and to encourage retention throughout the separation process. Ms. Haller was granted 53,038.674 PSUs and Mr. Stefani was granted 15,785.320 PSUs, of which 25% vested upon completion of the Centuri IPO and 75% may vest upon the sale or other disposition that results in the Company owning less than 20% of Centuri. In the event the sale or other disposition involves a spin-off of Centuri, the Compensation Committee may partially or completely eliminate the number of PSUs that vest. The special grant to Mr. Brown is intended to incentivize progress on the utility optimization and continuous improvement program at Southwest Gas, as well as operational performance, cost management and regulatory outcomes. Mr. Brown received 15,785.320 PSUs, with 50% vesting on each of the first and second anniversaries of the grant date, subject to the Company CEO’s determination that Mr. Brown has met the performance objectives described above. The Company’s CEO has discretion to partially or completely eliminate the number of PSUs that vest based on the CEO’s assessment of Mr. Brown’s performance. The Compensation Committee determined that the special PSU awards were necessary to encourage these executives’ performance during this transformative period for the Company as it separates Centuri and focuses the Company on becoming a pure play utility, as these events are extraordinary and not part of ordinary course existing duties.
2022-2024 PSU Vesting. In 2022, the Compensation Committee granted PSUs to the NEOs, except Mr. Stefani who was not an employee at that time. Performance for the 2022 PSUs was measured over a three-year period commencing on January 1, 2022 and ending on December 31, 2024. For PSUs granted in 2022 to Ms. Haller, 60% were earnable based on a consolidated cumulative three-year adjusted EPS performance measure, and 40% were earnable based on a three-year average utility ROE performance measure. For Messrs. Brown and Gabe and Ms. Williams, 60% of the 2022 PSUs were earnable based on three-year utility adjusted net income, and 40% were earnable based on three-year average utility ROE. Three-year utility adjusted net income was calculated by adding together the utility adjusted net income for each of 2022, 2023 and 2024. Three-year average utility ROE was calculated by averaging the calculated ROE for 2022, 2023 and 2024. The ROE for each of the three years is calculated by dividing each year’s adjusted net income by the average utility equity balance. The average utility equity balance is calculated by averaging the equity balance of the applicable previous five quarters.
Consistent with the Compensation Committee’s policy on adjustments, the Compensation Committee may adjust performance measures for the Company’s long-term incentive program to ensure that operating results are computed on a comparative basis from year to year, with the goal to achieve executive pay outcomes that align with stockholder interests and are not distorted by anomalous results. The Compensation Committee considers, among other things, whether a proposed adjustment addresses items outside of normal operations and whether the item was contemplated in the Company’s financial plan. See the footnotes to the table below for a description of the adjustments that were approved in 2024 in determining the number of 2022 PSUs earned.
For the three-year period 2022-2024, the total shareholder return for the Company was between the 25th and 75th percentile of the peer group of companies selected for such 2022 awards, and therefore no adjustment was applied to the results to determine ultimate payout.
The thresholds, targets and maximums, and actual results for the PSUs granted in 2022 are set forth below. Because Mr. Stefani was not an employee of the Company until November 2022, he did not receive an award under this program. The number of 2022-2024 PSUs that vested are included in the “Stock Vested During 2024” table.

58	Southwest Gas Holdings, Inc.

Executive Compensation

Performance Category	Measure	Threshold	Target	Maximum	Weighting	Payout (% of Target)

Karen S. Haller

Financial Measures 60%	3-year Adjusted EPS(1)				60%	0.00%

Financial Measures 40%	3-year Average Utility ROE(2)				40%	41.95%

Rounded Total:					100%	42%

Justin L. Brown, Randall P. Gabe and Julie M. Williams

Financial Measures 60%	3-year Utility Adjusted Net Income (000s)(2)				60%	72.42%

Financial Measures 40%	3-year Average Utility ROE(2)				40%	41.95%

Rounded Total:					100%	114%

(1)In determining the three-year adjusted EPS performance result, for 2024, the Compensation Committee applied the adjustments made to the 2024 annual incentive program results as discussed above. In addition, for 2024, the EPS result was also adjusted for expenses related to the sale of MountainWest Pipelines Holdings, Inc. that were invoiced in 2024, strategic transaction costs related to the Centuri IPO (legal, consultant and audit fees), incentive awards for the Centuri IPO, and reimbursement by Centuri to the Company for fees paid by the Company related to the Centuri IPO as determined in the Centuri Separation Agreement. For 2023 and 2022, the Compensation Committee applied adjustments as described in the Company’s proxy statements filed on March 22, 2024 and March 21, 2023, respectively.
(2)In determining the three-year average utility ROE and three-year utility adjusted net income performance results, for 2024, the Compensation Committee applied the adjustments made to the 2024 annual incentive program results as discussed above. For 2023 and 2022, the Compensation Committee applied adjustments as described in the Company’s proxy statements filed on March 22, 2024 and March 21, 2023, respectively.
Perquisites
The Company provides a limited number of perquisites to its executive officers. The NEOs are eligible to receive reimbursement for annual physical examinations and social club memberships and reimbursement once every three years to assist in financial and estate planning. Some NEOs did not use all of the perquisites for which they were eligible.

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Retirement Benefits
Four retirement benefit plans are available to the NEOs. Two of the plans, the Retirement Plan for Employees of Southwest Gas (“Retirement Plan”) and the Employee Investment Plan (“EIP”), both tax-qualified plans, are available to all Southwest Gas employees. The Retirement Plan is no longer offered to employees who started with Southwest Gas after December 31, 2021. Two additional plans are offered to officers, the Supplemental Executive Retirement Plan (“SERP”) and the Executive Deferral Plan (“EDP”). The SERP is no longer offered to officers who started with Southwest Gas after December 31, 2021. These additional plans were established to attract and retain qualified executives and to address the dollar limitations imposed on the two tax-qualified plans.
▪Retirement Plan for Employees Hired on or Before December 31, 2021. Benefits under the Retirement Plan are based on (i) the executive’s years of service with the Company, up to a maximum of 30 years, and (ii) the average of the executive’s highest five consecutive years’ salaries, within the final 10 years of service, not to exceed an annual maximum compensation level ($345,000 in 2024) periodically established by the Internal Revenue Service.
▪SERP for Officers Hired on or Before December 31, 2021. The SERP is designed to supplement the benefits under the Retirement Plan to a level of 50 - 60% of salary. To qualify for benefits under the SERP, which is based on a 12-month average of the highest consecutive 36-months of salary, an executive is required to have reached (i) age 55, with 20 years of service with the Company, or (ii) age 65, with 10 years of service.
▪EIP. NEOs may participate in the EIP and defer salary up to the maximum annual dollar amount permitted for 401(k) plans under the Internal Revenue Code. Investments of these deferrals are controlled by the individual executives from a selection of investment options offered through the EIP. There are no employer matching contributions for executive deferrals into the EIP, except for Mr. Stefani. Because Mr. Stefani is not eligible to participate in the Retirement Plan or the SERP, he receives a non-elective employer contribution of 3% of his salary and employer matching contributions on the first 7% of his EIP contributions.
▪EDP. The EDP supplements the deferral opportunities by permitting executives to defer up to 100% of their annual salary and non-equity incentive compensation. As part of the EDP, the Company provides matching contributions up to 3.5% of annual salary, which vest immediately. Amounts deferred and Company matching contributions bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate (“Bond Rate”). At retirement with five years of service with the Company, the NEOs will receive EDP balances paid out at the election of the participant over a period of 10, 15 or 20 years, and will be credited during the applicable payment period with interest at 150% of the average of the Bond Rate on each January 1st for the five years prior to the start of retirement.
Executive Agreements
Change in Control Agreements. The Company offers change in control agreements to the NEOs to align their interests with stockholders and to retain and motivate high caliber executive talent. Providing change in control benefits is designed to reduce the reluctance of management to pursue potential change in control transactions that may be in the best interests of stockholders and helps ensure stability and continued performance during the potentially protracted process of merging with or acquiring entities subject to utility regulation. These change in control agreements do not include gross-up payments to reimburse the executive for certain excise taxes imposed under Internal Revenue Code Section 4999. Instead, the change in control agreements employ a “best net” approach whereby change in control benefits would be reduced if a reduced benefit would result in a greater after-tax benefit to the officer after the application of the excise taxes under Internal Revenue Code Section 4999.

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The terms of the change in control agreements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are discussed in more detail under “Post-Termination Benefits” below.
Chief Financial Officer Employment Agreement. The Company and Southwest Gas are currently party to an employment agreement with Mr. Stefani (“Stefani Employment Agreement”). Mr. Stefani received a signing bonus for joining the Company and Southwest Gas, but if his employment had terminated for a defined cause or Mr. Stefani left employment other than for a defined good reason before November 21, 2024, he would have had to pay back his entire signing bonus. Under the terms of the Stefani Employment Agreement, Mr. Stefani is entitled to payments and benefits upon certain employment termination events in the absence of a change in control event for the Company. He also has a Change in Control Agreement, as discussed above, to provide payments and benefits in the event of termination following a change in control of the Company. The termination provisions of the Stefani Employment Agreement provide Mr. Stefani with a fixed amount of compensation upon termination as an incentive to forgo other opportunities in order to begin employment with the Company and Southwest Gas during the time both companies were subject to a strategic alternatives review that could have resulted in a sale of either company shortly after his employment began. To receive termination benefits, Mr. Stefani agreed to execute a release of all claims against the Company. He is subject to confidentiality and non-disparagement provisions that are perpetual. The Stefani Employment Agreement does not contain excise tax gross-up provisions.
More detailed discussion of the Stefani Employment Agreement, as well as an estimate of the compensation that would have been payable had various provisions been triggered as of fiscal year-end, are described in “Post-Termination Benefits” below.
Other Compensation Policies and Practices
Officers Share Ownership Guidelines
To better align the interests of management and the Board with those of all stockholders, the Company has adopted Common Stock ownership guidelines. Each Company officer and each officer of Southwest Gas is required to accumulate Common Stock with a target value equal to a multiple of the officer’s base salary, ranging from one times base salary for vice presidents, three times base salary at the senior vice president level and above, and five times base salary for the Chief Executive Officer. If an officer has not yet reached the applicable target ownership requirement, he or she is required to retain a portion of the shares of Common Stock acquired from any stock option exercise or the vesting of RSUs or PSUs. The applicable retention rate is 75% for the Chief Executive Officer and 50% for all other officers. Qualified shares include Common Stock owned directly by the officer or his or her spouse, Common Stock held by the officer or his or her spouse in the EIP or Dividend Reinvestment Plan, and earned but unvested time-lapse RSUs and PSUs.
Insider Trading Policy
Our Insider Trading Policy, which applies to officers, directors and employees considered insiders and their family members and controlled entities, is designed to promote compliance with insider trading laws, rules and regulations, and applicable NYSE listing standards. Subject to the listed exceptions, it expressly prohibits them from purchasing, selling, or making other dispositions of our securities or the securities of an entity with which the Company or its subsidiaries does business, while in possession of material non-public information. The Insider Trading Policy also provides that the Company will only transact in our own securities in accordance with applicable securities laws. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

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Pledging, Hedging and Other Transactions in Company Securities
Our Insider Trading Policy prohibits directors and officers of the Company from pledging Company securities as collateral for a loan. Transactions by directors and officers in Company securities involving short sales, puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited. Directors and officers are also prohibited from entering into hedging, monetization transactions or similar arrangements involving Company securities. Directors and officers are prohibited from holding Company securities in margin accounts. We believe these prohibitions ensure that levels of stock ownership in accordance with our stock ownership guidelines are effective in aligning each individual’s interests with those of our stockholders. Our Insider Trading Policy expressly discourages, but does not prohibit, other Company employees from engaging in any hedging or pledging transactions involving Company securities.
Policies and Practices Regarding Equity Grants
The Compensation Committee makes annual equity awards at approximately the same time each year. We do not have any policy, program, plan, or obligation that requires us to grant equity awards on specified dates, although historically we have granted such awards to our existing directors, executive officers and employees at least annually and to newly-hired employees upon the commencement of their employment. Equity awards may occasionally be granted following a significant change in job responsibilities or to meet other special retention or performance objectives. The Company currently does not grant stock options or similar awards as part of our equity compensation programs and therefore does not have policies or practices on the timing of awards of options in relation to the Company’s disclosure of material nonpublic information. The Compensation Committee does not have a practice or policy of granting equity awards in anticipation of the release of material nonpublic information and, in any event, we do not time the release of material non-public information for the purpose of affecting the value of executive compensation. During the fiscal year ended December 31, 2024, none of our NEOs were awarded options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports.
Clawback Policy
On August 2, 2023, the Board approved an updated clawback policy for executive officers, in compliance with NYSE rules and SEC regulations. The Company’s clawback policy allows the Company to recoup the value of any excess incentive compensation paid and granted, earned, or vested based on the attainment of performance conditions containing financial reporting measures, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The clawback policy covers any excess incentive compensation received during the three fiscal years preceding the date on which the Company is required to prepare such accounting restatement and covers, among other types of incentive compensation, time-based RSUs and PSUs. The Company also has a separate clawback policy that is applicable to any employee who receives incentive compensation. Administration of the Company’s clawback policies is the responsibility of the Compensation Committee.
Tax Considerations
The Compensation Committee takes into account the various tax, accounting, and disclosure rules associated with each form of compensation. We have reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code and designed deferred compensation programs with the intent that they comply with or are exempt from Section 409A of the Internal Revenue Code. We believe that stockholder interests are best served when the Compensation Committee retains discretion and flexibility in awarding compensation, even though some compensation awards may result in non-deductible compensation expenses.

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Compensation Committee Report
As a part of the Compensation Committee’s duties, it is charged with the responsibility of producing a report on executive compensation for inclusion in the Annual Report on Form 10-K and this Proxy Statement. This report is based on the Compensation Committee’s review of the Compensation Discussion and Analysis and the discussion of its content with management.
This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent the Company incorporates such report by specific reference.
The Compensation Committee, based on its review of the Compensation Discussion and Analysis and its discussions with management, recommended to the Board (and the Board has approved and directed) that this Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and this Proxy Statement.
Compensation Committee
Jane Lewis-Raymond (Chair)
E. Renae Conley
Anne L. Mariucci
Ruby Sharma
Andrew J. Teno
A. Randall Thoman

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Executive Compensation Tables
Summary Compensation Table (2024, 2023 and 2022)
The following table includes information concerning compensation during 2024, 2023 and 2022 for the NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(10)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)(8)	Total ($)
Karen S. Haller President and Chief Executive Officer	2024	1,021,311	—	4,130,599	1,839,600	980,293	181,789	8,153,592
	2023	874,796	—	2,991,259	1,575,000	1,657,725	30,561	7,129,341
	2022	745,497	500,000	2,921,572	—	145,812	42,917	4,355,798
Robert J. Stefani Senior Vice President/Chief Financial Officer	2024	593,601	—	1,299,080	611,156	4,820	54,028	2,562,685
	2023	560,548	—	1,061,074	563,500	3,482	87,828	2,276,432
	2022	61,781	625,000	2,100,000	—	190	2,750	2,789,721
Justin L. Brown President, Southwest Gas Corporation	2024	577,645	—	2,442,971	690,855	227,266	21,253	3,959,990
	2023	531,877	—	888,940	595,238	592,495	7,956	2,616,506
	2022	459,759	224,025	319,567	142,913	11,735	14,677	1,172,676
Randall P. Gabe(9) Senior Vice President/Chief Administrative Officer, Southwest Gas Corporation	2024	416,749	—	431,315	398,160	210,005	14,105	1,470,334
	2023	394,040	—	354,107	345,774	474,034	8,603	1,576,558
	2022	—	—	—	—	—	—	—
Julie M. Williams Senior Vice President/Continuous Improvement and Optimization, Southwest Gas Corporation	2024	369,227	—	552,658	352,656	80,804	12,903	1,368,248
	2023	348,540	—	451,430	306,735	354,415	12,179	1,473,299
	2022	313,060	77,976	79,141	75,924	22,150	180,286	748,537
(1)Amounts shown in this column include any amounts deferred by the NEOs into 401(k) and nonqualified deferral plans. For Ms. Haller, the increase in her salary between 2022 and 2023 resulted from her promotion to President and Chief Executive Officer of the Company.
(2)Amounts shown in this column represent the aggregate grant date fair value of awards of PSUs and time-lapse RSUs granted in 2022, 2023 and 2024. In each case, the amounts were determined in accordance with FASB ASC Topic 718 based on the Common Stock share price on the date of grant. The value ultimately realized by the NEO upon actual vesting of the awards may or may not be equal to this determined value. The assumptions used to calculate these amounts are included in “Note 9 - Share-Based Compensation” included in the footnotes to the consolidated financial statements in our 2024 Annual Report on Form 10-K. However, as required, the amounts shown in this column exclude the impact of estimated forfeitures. PSU values were calculated based on the probable outcome of the performance conditions as of the grant date, which was determined to equal the target level of performance, except for the special PSUs granted in 2024 to Ms. Haller and Mr. Stefani as described below. PSUs generally vest upon completion of a three-year performance period, with the amount that vests based on the achievement of certain company financial targets. The performance period for the special 2024 PSUs granted to Mr. Brown is two years, with 50% vesting on the first and second anniversaries of the grant date, subject to the Company CEO’s determination that Mr. Brown has met the performance conditions. For the 2022 PSUs, the amount that vests is also subject to modification based on relative total stockholder returns and the final number of PSUs earned can range from 0% to a maximum of 195% (assuming the highest level of performance) of the number of PSUs granted. For the 2023 and 2024 PSUs, the final number of PSUs earned can range from 0% to 200% (assuming the highest level of performance) of the number of PSUs granted. Upon settlement, shares of Common Stock are issued for each earned PSU. The value of PSUs granted in 2024 (without taking into account the special PSUs), assuming achievement of the

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highest level of performance for the three-year performance period ending December 31, 2026, and using the closing price of Common Stock as of the date of grant in accordance with FASB ASC Topic 718, would be as follows: for Ms. Haller, $4,751,666; for Mr. Stefani, $1,558,954; for Mr. Brown, $1,504,717; for Mr. Gabe, $431,264; and for Ms. Williams, $663,130. The value of the special PSUs granted in 2024 to Mr. Brown, assuming achievement of the highest level of performance, and using the closing price of Common Stock as of the date of grant in accordance with FASB ASC Topic 718, would be $1,189,084. The time-lapse RSUs vest in three annual installments of 40%, 30%, 30% respectively following the grant, assuming the NEO continues to meet the requirements for vesting. For Ms. Haller, amounts shown in this column also include 6,904 Centuri RSUs granted to her due to her service on the Centuri Board of Directors. The Centuri RSUs vest on April 30, 2025. The grant date fair value of the Centuri RSUs was based on the closing price of Centuri’s common stock of $24.75 on April 30, 2024. The grant date fair value of the Centuri RSUs granted to Ms. Haller is $170,874. Such amount was determined in accordance with FASB ASC Topic 718, with the grant date fair value calculated by multiplying the closing price of the grant date by the number of Centuri RSUs granted. Award agreements for PSUs and time-lapse RSUs give holders the right to receive dividend equivalent payments as and when dividends are paid on Common Stock, which dividends are reallocated into additional equity awards of the same type and with the same vesting schedule as the original award.
(3)For the special PSUs granted in 2024 to Ms. Haller and Mr. Stefani, amounts reflect the aggregate grant date fair value of awards, determined in accordance with FASB ASC Topic 718. As required by SEC disclosure rules, the grant date fair values included in the table were computed by excluding the impact of estimated forfeitures and were based on the probable outcomes and service periods of the performance conditions as of the applicable grant date, with such probability determinations made in accordance with GAAP. As of the grant date, the 2024 special PSUs granted to Ms. Haller and Mr. Stefani were determined, in accordance with GAAP, to not require recognition of an expense, due to performance conditions being dependent upon market conditions, restrictions on the format of the Centuri sale or other disposition that could void the award, and timing/service period for meeting performance conditions. Recognition of an accounting expense occurred for the 25% of the award that was conditioned upon completion of the Centuri IPO, but the remaining 75% of the award remains subject to the considerations described above preventing recognition of an expense pursuant to GAAP. Assuming achievement of the Centuri IPO condition and the condition for sale or other disposition that results in the Company owning less than 20% of Centuri (the highest level of performance), the grant date fair value would be $3,995,428 for Ms. Haller and $1,189,084 for Mr. Stefani. See “Executive Compensation - Compensation Discussion and Analysis - 2024 Executive Officer Compensation - Long-Term Incentive Compensation” for further discussion of the special PSUs granted in 2024 to Ms. Haller and Mr. Stefani. Upon settlement, shares of Common Stock are issued for each earned PSU. There is no predetermined performance period for the special 2024 PSUs granted to Ms. Haller and Mr. Stefani. Additional information about the valuation methodologies and assumptions used in determining the amounts in this column are described in “Note 9 - Share-Based Compensation” included in the footnotes to the consolidated financial statements in our 2024 Annual Report on Form 10-K.
(4)Amounts shown in this column represent the annual incentive cash awards paid in 2023, 2024 and 2025 for services performed in 2022, 2023 and 2024, respectively.
(5)The aggregate change in the actuarial present value of the NEOs’ accumulated benefit under the Retirement Plan and the SERP for 2024 and the above-market interest (in excess of 120% of the applicable federal long-term rate with compounding) earned by the NEOs on executive deferral plan balances for 2024 are as follows:

	Increase in Pension Values ($)	Above-Market Interest ($)
Ms. Haller	898,034	82,259
Mr. Stefani	N/A	4,820
Mr. Brown	203,036	24,230
Mr. Gabe	170,967	39,038
Ms. Williams	48,876	31,928
No amounts are payable from the pension plans before a participant attains age 55 and experiences a separation in service from the Company.

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(6)Employer contributions under the EDP for the NEOs and the EIP for Mr. Stefani in 2024 were as follows:

Employer Contributions ($)
Ms. Haller	35,539
Mr. Stefani	54,028
Mr. Brown	21,253
Mr. Gabe	14,105
Ms. Williams	12,903
Matching contributions to the NEOs under the EDP equal 50% of the amount deferred by each officer up to 3.5% of the officer’s respective annual salary. Since he is not eligible for the Retirement Plan, Mr. Stefani receives a non-elective employer contribution of 3% of his salary to his EIP account and 100% employer matching contributions on the first 7% of his EIP contributions. In 2024, Mr. Stefani received $33,284 in Company-paid non-elective and employer matching contributions to his EIP account and $20,744 in matching contributions to his EDP account.
(7)In 2024, the aggregate amount of perquisites and personal benefits for the NEOs was less than $10,000 each. For Mr. Stefani, amounts in this column for 2023 include $35,537 for relocation expense reimbursement as described in the Stefani Employment Agreement.
(8)For Ms. Haller, amounts in this column include $146,250 for director fees paid by Centuri, where Ms. Haller serves as a director.
(9)Mr. Gabe became an NEO in 2023, so he has no compensation to report for 2022.
(10)For Ms. Haller, amount in this column for 2022 relates to a special bonus to recognize her effective leadership of the Company through a year of unprecedented change, as she implemented the Board’s strategic direction to simplify the Company’s business mix to maximize stockholder value. For Mr. Stefani, amount in this column for 2022 relates to the signing bonus he earned when he began employment with the Company. For Mr. Brown and Ms. Williams, amounts in this column for 2022 relate to their portion of the discretionary bonus pool approved by the Board to recognize employees in 2022 for implementing transformational changes to streamline the Company’s business mix, all while keeping customer service and employee experience at exceptionally high levels.

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Grants of Plan-Based Awards (2024)
The following table sets forth information regarding each grant of an award made under our incentive plans and the Centuri director compensation plan to our NEOs during the fiscal year ended December 31, 2024.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Board Approval Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Karen S. Haller			Annual Cash	630,000	1,260,000	2,520,000	—	—	—	—	—
	5/2/24	2/22/24	PSUs	—	—	—	15,770	31,539	63,078	—	2,375,833
	5/2/24	2/22/24	Time-Lapse RSUs	—	—	—	—	—	—	21,026	1,583,892
	5/2/24	2/22/24	Special PSUs	—	—	—	—	53,039	—	—	—
	4/30/24		Centuri RSUs	—	—	—	—	—	—	6,904	170,874
Robert J. Stefani			Annual Cash	209,300	418,600	837,200	—	—	—	—	—
	5/2/24	2/22/24	PSUs	—	—	—	5,174	10,347	20,695	—	779,440
	5/2/24	2/22/24	Time-Lapse RSUs	—	—	—	—	—	—	6,898	519,640
	5/2/24	2/22/24	Special PSUs	—	—	—	—	15,785	—	—	—
Justin L. Brown			Annual Cash	218,625	437,250	874,500	—	—	—	—	—
	5/2/24	2/22/24	PSUs	—	—	—	4,994	9,987	19,975	—	752,321
	5/2/24	2/22/24	Time-Lapse RSUs	—	—	—	—	—	—	6,658	501,566
	5/2/24	2/22/24	Special PSUs	—	—	—	—	15,785	—	—	1,189,084
Randall P. Gabe			Annual Cash	126,000	252,000	504,000	—	—	—	—	—
	5/2/24	2/22/24	PSUs	—	—	—	1,431	2,863	5,725	—	215,670
	5/2/24	2/22/24	Time-Lapse RSUs	—	—	—	—	—	—	2,863	215,645
Julie M. Williams			Annual Cash	111,600	223,200	446,400	—	—	—	—	—
	5/2/24	2/22/24	PSUs	—	—	—	2,201	4,402	8,803	—	331,603
	5/2/24	2/22/24	Time-Lapse RSUs	—	—	—	—	—	—	2,934	221,055
(1)The amounts reflect the threshold, target and maximum amounts which could have been earned under the annual cash component of our incentive compensation program. The actual amounts received by the NEOs for 2024 performance under the program are set forth under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” Annual cash incentives are described in further detail under “Executive Compensation - Compensation Discussion and Analysis - 2024 Executive Officer Compensation - Annual Incentive Compensation.”

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(2)Amounts shown are rounded to the nearest share. The amounts shown represent the threshold, target and maximum number of shares of Common Stock that could be earned with respect to PSUs granted in 2024 under the long-term performance component of our incentive compensation program. The number of PSUs that will become earned and vested, and the resulting number of shares of Common Stock to be issued, will be determined after completion of the three-year performance period ending December 31, 2026, and the number of shares can range from 50% at threshold to a maximum of 200% of the target number. For the special 2024 PSUs granted to Ms. Haller and Mr. Stefani, there is no predetermined performance period and the number of PSUs that will become earned and vested, and the resulting number of shares of Common Stock to be issued, can range from 0% to 100% (assuming the highest level of performance) of the number of PSUs granted. The performance period for the special 2024 PSUs granted to Mr. Brown is two years, with 50% vesting each on the first and second anniversaries of the grant date, subject to the Company CEO’s determination that Mr. Brown has met the performance conditions, and the final number of special PSUs earned and vested, and the resulting number of shares of Common Stock to be issued, can range from 0% to 100% (assuming the highest level of performance) of the number of special PSUs granted. The initial vesting of Mr. Brown’s special 2024 PSUs occurred in the first quarter of 2025.
(3)Amounts shown are rounded to the nearest share. The amounts shown represent the number of time-lapse RSUs that were granted in 2024 under the long-term component of our incentive compensation program. The time-lapse RSUs awarded vest over three years, 40% at the end of the first year and 30% at the end of each of the second and third years, assuming the NEO continues to meet the requirements for vesting, and the initial vesting occurred in the first quarter of 2025. For further details regarding the long-term components of our incentive compensation program, see “Executive Compensation - Compensation Discussion and Analysis - 2024 Executive Officer Compensation - Long-Term Incentive Compensation.” For Ms. Haller, amounts in this column also include Centuri RSUs granted to her due to her service on the Centuri Board of Directors. The Centuri RSUs vest on April 30, 2025.
(4)The amounts shown reflect the aggregate grant date fair value (based on the closing price of Common Stock on May 2, 2024 and the closing price of Centuri common stock on April 30, 2024, as applicable) of time-lapse RSUs or PSUs granted on May 2, 2024, and on April 30, 2024 for Ms. Haller’s Centuri RSUs, calculated in accordance with FASB ASC Topic 718. With respect to the PSUs, the amounts represent the grant date fair value assuming performance is achieved at target level. For the special 2024 PSUs, the amounts represent the grant date fair value assuming performance determined in accordance with FASB ASC Topic 718, as described in footnotes (2) and (3) to the “Summary Compensation Table (2024, 2023, and 2022).”
Outstanding Equity Awards at Fiscal Year-End 2024
The following table sets forth information regarding unvested time-lapse RSUs, Centuri RSUs, and PSUs for each of the NEOs, outstanding as of December 31, 2024, and assuming target performance.

	Stock Awards(1)
Name	Number of SWX Shares or Units of Stock That Have Not Vested (#)(2)	Number of CTRI Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of SWX Shares or Units of Stock That Have Not Vested ($)(3)	Market Value of CTRI Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Karen S. Haller	38,292	6,904	2,707,627	133,316	104,463	7,386,580
Robert J. Stefani	22,617	—	1,599,248	—	33,859	2,394,139
Justin L. Brown	11,077	—	783,255	—	35,796	2,531,157
Randall P. Gabe	5,120	—	362,035	—	5,996	423,996
Julie M. Williams	5,091	—	359,985	—	9,196	650,270

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(1)There were no securities underlying either unexercised stock options, which were exercisable or unexercisable, or unexercised unearned options granted under any equity incentive plan at the end of fiscal 2024. Share and unit values have been rounded to the nearest share or unit.
(2)Represents time-lapse RSUs, which vest in annual installments over three years following the grant, assuming the NEO continues to meet the requirements for vesting, as reflected in the following tables, and for Ms. Haller, Centuri RSUs that vest on April 30, 2025, assuming she continues to meet the requirements for vesting. The 2024 time-lapse RSU grants and Centuri RSUs reflected in the table below include amounts discussed in footnote (3) to the “Grants of Plan-Based Awards (2024)” table.
Outstanding time-lapse RSUs granted in 2022, 2023 and 2024 vest over three years, 40% at the end of the first year and 30% at the end of each of the second and third years. The time-lapse RSUs granted in 2022 to Mr. Stefani vest according to the schedule listed below, and the time-lapse RSUs granted to Mr. Stefani in 2023 and 2024 vest according to the same schedule as the other NEOs. The Centuri RSUs granted to Ms. Haller in 2024 vest on April 30, 2025.
All time-lapse RSUs, Centuri RSUs, and PSUs granted to the NEOs give the holders the right to receive dividend equivalent payments as and when dividends are paid on Common Stock, which dividends are reallocated into additional equity awards of the same type and with the same vesting schedule as the original award. Vesting is as follows:

	Grant Year	Vests January 2025 (#)	Vests April 2025 (Centuri RSUs) (#)	Vests November 2025 (#)	Vests January 2026 (#)	Vests January 2027 (#)
Ms. Haller	2024	8,697	6,904	—	6,523	6,523
	2023	6,173	—	—	6,173	—
	2022	4,203	—	—	—	—
Mr. Stefani	2024	2,853	—	—	2,140	2,140
	2023	2,183	—	—	2,183	—
	2022	—	—	11,118	—	—
Mr. Brown	2024	2,754	—	—	2,065	2,065
	2023	1,829	—	—	1,829	—
	2022	535	—	—	—	—
Mr. Gabe	2024	1,184	—	—	888	888
	2023	911	—	—	911	—
	2022	338	—	—	—	—
Ms. Williams	2024	1,214	—	—	910	910
	2023	929	—	—	929	—
	2022	199	—	—	—	—
Vesting provisions of time-lapse RSUs and Centuri RSUs following certain termination events are discussed below under “Post-Termination Benefits.”
(3)The market value of Company Common Stock was $70.71 per share, the closing price on the last trading day of 2024. The market value of Centuri common stock was $19.31 per share, the closing price on the last trading day of 2024.
(4)Represents PSUs awarded for the performance periods beginning January 1, 2023 and January 1, 2024, special PSUs awarded with no predetermined performance period, and special PSUs awarded with a two-year performance period beginning February 22, 2024. See footnote (2) to the “Grants of Plan-Based Awards (2024)” table and “Post-Termination Benefits” for a discussion of the vesting terms of our PSUs. Assuming achievement of target level performance, the number of PSUs indicated (plus accumulated dividend equivalents) will vest following the three-year performance period ending December 31, 2025 for awards granted in 2023, and December 31, 2026 for awards granted in 2024, subject to meeting all vesting requirements. For the special 2024 PSUs, assuming achievement of the performance measures, the number of special PSUs indicated (plus accumulated dividend equivalents) will vest following the achievement of the performance measures associated with the awards to Ms. Haller and Mr. Stefani,

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and for Mr. Brown, 50% on February 22, 2025 and 50% following the two-year performance period ending February 22, 2026.
Stock Vested During 2024
The number of shares of Common Stock underlying PSUs and time-lapse RSUs that vested during 2024 and the value realized on vesting (the market price at vesting) are shown in the following table. There were no options to purchase Common Stock outstanding during 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
Karen S. Haller(3)	40,349	2,828,942
Robert J. Stefani(1)	17,828	1,335,224
Justin L. Brown	7,403	501,221
Randall P. Gabe	3,113	207,976
Julie M. Williams	2,339	154,908
(1)The stock awards for Mr. Stefani include shares of Common Stock underlying time-lapse RSUs vested according to the schedule contained in his 2022 Employment Agreement and 25% of the special 2024 PSUs that vested upon completion of the Centuri IPO.
(2)Amounts in this column are rounded to the nearest share.
(3)The stock awards for Ms. Haller include 25% of the special 2024 PSUs that vested upon completion of the Centuri IPO.
Pension Benefits
We offer two defined benefit retirement plans to the NEOs. They include the Retirement Plan, which is available to all employees of Southwest Gas who were hired before January 1, 2022, and the SERP, which is available to officers of Southwest Gas who were hired before January 1, 2022.
Benefits under the Retirement Plan are based on (i) years of service with Southwest Gas, up to a maximum of 30 years, and (ii) highest average annual salary over a period of five consecutive years within the final 10 years of service, not to exceed an annual maximum compensation level of $345,000 (in 2024) established by the Internal Revenue Service. Vesting in the Retirement Plan occurs after five years of service with Southwest Gas.
The SERP is designed to supplement the benefits under the Retirement Plan to a level of 50-60% of salary. The salary used for the SERP calculation is based on the 12-month average of the highest consecutive 36 months of salary at the time of retirement. Vesting in the SERP occurs at age 55, with 20 years of service, or at age 65 with 10 years of service with Southwest Gas.
Upon retirement, the plans will provide a lifetime annuity to the NEOs, with a 50% survivor benefit to their spouses and an option to choose a 75% survivor benefit to their spouses. No lump sum payments are permitted under the plans except when the amount is less than $5,000.
Ms. Haller is vested in both plans and would receive full benefits if she were to retire as of the date of this Proxy Statement. Mr. Brown and Ms. Williams are vested only in the Retirement Plan and, if they left the Company as of the date of this Proxy Statement, their accrued benefit under the Retirement Plan would be reduced by 58.56%, assuming benefits commenced at age 55. Mr. Gabe is vested in both plans and if he left the Company as of the date of this Proxy Statement, his benefits would be reduced by 13.25%. Mr. Brown would also receive a limited benefit under the SERP of $24,731 annually. Ms. Williams would also receive a limited benefit under the SERP of $11,210 annually. Mr. Stefani joined the Company after January 1, 2022 and is therefore not eligible for a benefit from either the Retirement Plan or the SERP.

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Pension Benefits as of December 31, 2024
The following table sets forth the number of years of credited service and present value of accumulated benefits as of December 31, 2024, and payments received during the last fiscal year, under both the Retirement Plan and the SERP for each NEO.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Karen S. Haller	Retirement Plan	27	1,977,360	—
	SERP	27	5,098,650	—
Robert J. Stefani	N/A	N/A	N/A	N/A
Justin L. Brown	Retirement Plan	19	841,493	—
	SERP	19	1,805,775	—
Randall P. Gabe	Retirement Plan	27	1,403,299	—
	SERP	27	832,353	—
Julie M. Williams	Retirement Plan	28	1,045,507	—
	SERP	28	727,905	—
(1)The valuation method and all material assumptions applied in quantifying the present value of the accrued benefits are described in “Note 11 - Pension and Other Postretirement Benefits” included in the footnotes to the consolidated financial statements in our 2024 Annual Report on Form 10-K.
Nonqualified Deferred Compensation (2024)
We maintain nonqualified deferred compensation plans under which our NEOs are permitted to defer base salary and other cash compensation. These plans are described in detail under “Executive Compensation - Compensation Discussion and Analysis - 2024 Executive Officer Compensation - Retirement Benefits.” The following table describes the nonqualified deferred compensation activity for each of our NEOs during fiscal year 2024.

Name	Executive Contributions in Last Fiscal Year($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Karen S. Haller	261,231	35,539	217,332	—	2,822,995
Robert J. Stefani	41,488	20,744	10,305	—	141,050
Justin L. Brown	109,038	21,253	56,836	—	690,620
Randall P. Gabe	69,155	14,105	107,681	—	1,404,376
Julie M. Williams	58,048	12,903	93,755	—	1,286,634
(1)Amounts shown in this column are included in the “Salary” and “Non-Equity Incentive Compensation” columns of the “Summary Compensation Table.”

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(2)Deferred compensation earnings, which were above-market, and Company contributions are also reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and the “All Other Compensation” columns, respectively, of the “Summary Compensation Table.” Those amounts for the NEOs are as follows:

	Above-Market Interest ($)	Company Contributions ($)	Total ($)
Ms. Haller	82,259	35,539	117,798
Mr. Stefani	4,820	20,744	25,564
Mr. Brown	24,230	21,253	45,483
Mr. Gabe	39,038	14,105	53,143
Ms. Williams	31,928	12,903	44,831
(3)The amounts reported in this column that were previously reported as compensation to the NEOs in the “Summary Compensation Table” for previous years are as follows:

	2022 ($)	2023 ($)	2024 ($)
Ms. Haller	290,519	165,331	379,029
Mr. Stefani	4,633	62,242	67,052
Mr. Brown	76,716	38,357	154,521
Mr. Gabe*	—	60,511	122,298
Ms. Williams	95,108	114,673	102,879

* Mr. Gabe became an NEO in 2023, so 2022 values are not reported.
Post-Termination Benefits
Each NEO has a change in control agreement, which provides benefits upon certain termination events following a change in control. The Company and Southwest Gas are parties to an employment agreement with Mr. Stefani that provides benefits upon certain termination events not involving a change in control. Incentive programs for the NEOs also provide for vesting of awards upon the occurrence of specified termination events in the absence of a change in control. Regardless of the manner in which an NEO’s employment is terminated, the officer is entitled to receive the amount of any accrued but unpaid base salary, amounts contributed (or otherwise vested) under 401(k) or nonqualified deferral plans, and amounts accrued and vested through the Retirement Plan and SERP.
Following a Change in Control
The NEOs’ change in control agreements are triggered by certain termination events following a change in control of either the Company or Southwest Gas. Covered termination events include (i) the termination of employment by the employer without cause, and (ii) termination by the employee as a result of a significant reduction in duties, responsibilities, compensation or a change in location. If a termination event occurs within two years after a change in control (or within two years prior to a change in control for Ms. Haller and Mr. Stefani) (collectively referred to as a “Double Trigger Event”), the affected NEOs would receive the following benefits (as applicable):
▪Salary for three years for our CEO and two and one-half years for all other NEOs;
▪Annual incentive compensation (at target level) for three years for our CEO and two and one-half years for all other NEOs;
▪Welfare benefits including the cost of medical, dental, disability, and life insurance coverage under the current employer plans (for three years for our CEO and two and one-half years for all other NEOs);
▪Vesting of unvested time-lapse RSUs and PSUs;
▪Additional credit that may affect eligibility, vesting and the calculation of benefits under the SERP; and

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▪Outplacement services of up to $30,000.
A change in control with respect to the Company includes: approval by the stockholders of the Company of the dissolution or liquidation of the Company; a merger or similar transaction resulting in more than a 50% change of ownership of the Company; a sale of substantially all of the Company’s business and/or assets to a person or entity that is not a subsidiary of the Company; acquisition by one person or a group of persons of at least 30% of the combined voting power of the Company; and during any two-year period, replacement of at least 50% of the directors unless the election of each new director was approved by a vote of at least three-fourths of the directors then still in office who were directors at the beginning of such period. Any of the foregoing events with respect to Southwest Gas constitutes a change in control of Southwest Gas.
Pursuant to their change in control agreements, NEOs agreed not to publicly disparage the Company. In addition, severance payable under the agreements is subject to the NEOs’ execution of a release of claims against the Company, which includes a covenant prohibiting disclosure of the Company’s confidential information. Mr. Stefani’s employment agreement also contains confidentiality, non-disparagement and release of claims provisions.
In addition to benefits provided under the change in control agreements, PSU and time-lapse RSU award agreements provide for vesting of awards following a change in control (as described in footnote (1) to the following table).
Under the assumption that a Double Trigger Event occurred on December 31, 2024, based on the terms of the change in control agreements for the NEOs, it is estimated that the NEOs would have received the compensation presented in the following table. Equity awards held by the NEOs are not subject to automatic accelerated vesting upon a change in control.

Name	Salary ($)	Incentive Compensation ($)	Welfare Benefits ($)	Stock Acceleration ($)(1)	Outplacement Services ($)	Additional SERP Benefits ($)(2)	Total ($)
Karen S. Haller	3,150,000	3,780,000	66,790	10,227,523	30,000	—	17,254,313
Robert J. Stefani	1,495,000	1,046,500	67,208	3,993,387	30,000	N/A	6,632,095
Justin L. Brown	1,457,500	1,093,125	67,137	2,612,002	30,000	1,609,735	6,869,499
Randall P. Gabe	1,050,000	630,000	64,785	574,930	30,000	1,581,208	3,930,923
Julie M. Williams	930,000	558,000	63,774	686,218	30,000	1,456,966	3,724,958
(1)All time-lapse RSUs would vest upon a Double Trigger Event. For Messrs. Brown and Gabe and Ms. Williams, a pro rata portion of the target number of PSUs based on the number of months of service relative to the 2023-2025 and 2024-2026 three-year performance periods would vest upon a Double Trigger Event. For Ms. Haller and Mr. Stefani, all PSUs at the greater of target or actual results would vest upon a Double Trigger Event. For Ms. Haller and Messrs. Stefani and Brown, all special 2024 PSUs would vest upon a Double Trigger Event. The value of PSUs, special PSUs, and time-lapse RSUs set forth above is based on the closing price of Common Stock on the last trading day of 2024 ($70.71). For Ms. Haller, it is assumed that her Centuri RSUs would also vest upon a Double Trigger event, and the value of the Centuri RSUs included in the table above is based on the closing price of Centuri common stock on the last trading day of 2024 ($19.31).
(2)Additional SERP benefits are shown on a present value basis, using the valuation method and all material assumptions described in “Note 11 - Pension and Other Postretirement Benefits” included in the footnotes to the consolidated financial statements in our 2024 Annual Report on Form 10-K.

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Absent a Change in Control
Incentive programs for the NEOs and Mr. Stefani’s employment agreement provide for vesting of awards upon the occurrence of specified termination events in the absence of a change in control.
▪Annual Incentive Plan. Southwest Gas’s annual cash incentive plan states that if employment terminates as a result of death or disability, or when the officer is eligible for retirement under our Retirement Plan, the officer will receive a prorated incentive plan payout for the portion of the performance period that the officer was employed. As of December 31, 2024, Ms. Haller and Mr. Gabe were age 55 or older and eligible for retirement, but Messrs. Stefani and Brown and Ms. Williams were not. Accordingly, if Ms. Haller and Mr. Gabe had terminated employment on December 31, 2024, as a result of retirement, or if any NEO had terminated employment on December 31, 2024 as a result of death, disability, or any other reason, the officer would have been entitled to receive a full incentive plan award because December 31, 2024 was the final day of the applicable performance period. The values for these payouts are set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
▪Time-Lapse RSUs. As of December 31, 2024, each NEO held unvested time-lapse RSUs and Ms. Haller held unvested Centuri RSUs. The respective award agreements generally require the officer to be employed by us (and for Ms. Haller, serving as a director of Centuri) on the applicable vesting dates to receive the awarded shares, but if employment (or Ms. Haller’s service as a director of Centuri) terminates earlier as a result of death, disability, general reduction in force or specific elimination of their job (except in conjunction with a change in control), or retirement when the officer is at least 55 years of age with at least 10 years of service, the officer will receive all of the unvested shares. Accordingly, if Ms. Haller and Mr. Gabe had terminated employment or service as a director of Centuri on December 31, 2024 as a result of retirement, or if any NEO had terminated employment on December 31, 2024, as a result of death, disability, or general reduction in force or specific elimination of their job (except in conjunction with a change in control), the value of the time-lapse RSUs, based on a stock price of $70.71 per share (the closing price of Company Common Stock on the last trading day of 2024) and $19.31 per share (the closing price of Centuri common stock on the last trading day of 2024), that the officer would have been entitled to is: for Ms. Haller, $2,840,944; for Mr. Stefani, $1,599,248; for Mr. Brown, $783,255; for Mr. Gabe, $362,035; and for Ms. Williams, $359,985.
▪PSUs. As described above under “Grants of Plan-Based Awards (2024),” we granted PSU awards to the NEOs in 2024 under which shares of Common Stock (plus accumulated dividend equivalents) will be issued to them based on Company performance from 2024 through 2026. The award agreements generally require the officer to be employed by us on the last day of the performance period to receive an award payout, but if employment terminates earlier as a result of death, disability, general reduction in force or specific elimination of their job (except in conjunction with a change in control), or retirement after reaching age 55 with at least 10 years of service, the officer will be entitled to a prorated award payout. In the case of disability, death, or general reduction in force or specific elimination of their job (except in conjunction with a change in control), a pro rata portion of the target number of PSUs would be paid promptly. Following retirement, an officer would receive a payout at the end of the applicable performance period based on the Company’s actual performance against the performance goals. If any NEO had terminated employment on December 31, 2024, as a result of death, disability, or general reduction in force or specific elimination of their job (except in conjunction with a change in control), or for Ms. Haller and Mr. Gabe, retirement, his or her award for the performance period from 2024 through 2026 would have been reduced to one-third of the original award reflecting employment for one year of the three-year performance period. Additionally, the NEOs were granted PSUs in 2023 under which shares of Common Stock (plus accumulated dividend equivalents) will be issued to them based on Company performance from 2023 through 2025. Assuming termination of employment as described above, the award for the performance period from 2023 through 2025 would have been reduced to two-thirds of the original award reflecting employment for two years of the three-year performance period. The value of the prorated award payouts for both tranches of PSUs, based on a stock price of $70.71 per share (which was the closing price of Common Stock on the last trading day of 2024), for each NEO is: for Ms. Haller, $2,216,697; for Mr. Stefani, $766,820; for Mr. Brown, $674,574; for Mr. Gabe, $212,894; and for Ms. Williams, $326,233. For purposes of the retirement

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scenario, whereby pro rata payouts would occur based on actual performance at the end of the three-year performance period, the above amounts assume achievement of target performance and do not include any estimated amounts for accumulated dividend equivalents.
▪Special 2024 PSUs. As described above under “Summary Compensation Table (2024, 2023 and 2022),” and “Grants of Plan-Based Awards (2024),” we granted special PSU awards to Ms. Haller and Messrs. Stefani and Brown under which shares of Common Stock (plus accumulated dividend equivalents) will be issued to them based on accomplishment of performance measures related to the separation of Centuri (for Ms. Haller and Mr. Stefani) and Southwest Gas’s utility optimization and continuous improvement program, operational performance, cost management and regulatory outcomes (for Mr. Brown). The award agreements require the officer to be employed by us on the vesting date, but if employment terminates earlier as a result of death, disability or general reduction in force or specific elimination of their job (except in conjunction with a change in control), the officer will receive all of the unvested shares. Accordingly, if Ms. Haller and Messrs. Stefani and Brown had terminated employment on December 31, 2024 as a result of death, disability, or general reduction in force or specific elimination of their job (except in conjunction with a change in control), the value of special 2024 PSUs, based on a stock price of $70.71 per share (which was the closing price of Common Stock on the last trading day of 2024) is: for Ms. Haller, $2,908,516; for Mr. Stefani, $865,630; and for Mr. Brown, $1,154,173.
▪Stefani Employment Agreement. In the event Mr. Stefani’s employment is involuntarily terminated other than for cause before November 21, 2025, Mr. Stefani would receive a termination benefit of 1.5 times his base salary and 100% of the target value of the annual cash incentive award. If such termination of employment had occurred on December 31, 2024, Mr. Stefani would have been entitled to $1,315,600.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Ms. Karen S. Haller, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. For 2024, our last completed fiscal year:
▪The median annual total compensation as described below, of all employees of the Company and its consolidated subsidiaries (other than our CEO) was $103,614; and
▪The annual total compensation of our CEO as listed in the Summary Compensation Table was $8,153,592, and for purposes of the pay ratio calculation, $17,967 for the employer-paid portion of our CEO’s and eligible dependents’ health care, disability and life insurance benefits was added, for a total of $8,171,559.
▪Based on this information, for 2024 the ratio of the annual total compensation as described below, of Ms. Haller, our CEO and President, to the median annual total compensation of all employees, as determined pursuant to Item 402(u) of Regulation S-K, was 79 to 1, which is a reasonable estimate calculated consistently with applicable rules.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
▪Given the distribution of our employee population between the United States and Canada and our business segments, we use a variety of pay elements to structure the compensation arrangements of our employees. Consequently, for purposes of measuring the compensation of the employees, we selected elements of compensation that represent “base salary” (compensation paid at the normal hourly rate, excluding overtime, for hourly employees, and base cash salary for salaried employees) as the most appropriate measure of compensation to reflect annual compensation of our employees. Such compensation elements represent the fixed portion of each employee’s compensation arrangements and are paid without regard to our financial or operational performance or individual employee workloads in a given year. This compensation measure was consistently applied to all of our employees.

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▪We identified the median employee as of December 31, 2024. For 2024, the median employee is different than in 2023 because there were changes to the 2023 median employee’s compensation arrangements that would significantly impact the pay ratio. All of our employees are located in either the United States or Canada and our CEO is based in the United States. Therefore, we did not make any cost-of-living adjustments in identifying the “median employee.”
▪Because the number of our Canadian employees was less than 5% of the total number of employees, the Canadian employees were excluded from the median employee calculation. The number of Canadian employees excluded was 309. The total number of United States and Canadian employees is 11,112 and that is the same number of employees used for the de minimis exclusion calculation.
▪For our median employee, we combined all of the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $103,614. The difference between such employee’s base salary and the employee’s annual total compensation represents the value of such employee’s overtime and other premium pay, bonus, union education and training funds, the change in the employee’s pension value, and the value of the employer’s portion of such employee’s health and welfare benefits ($8,990 for the employee and such employee’s eligible dependents).
▪With respect to the annual total compensation of our CEO, we used the amount listed in the Summary Compensation Table, plus $17,967 for the employer-paid portion of our CEO’s and eligible dependents’ health care, disability and life insurance benefits.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures for the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation - Compensation Discussion and Analysis.”

	Summary Comp. Table Total for PEO ($)(1)	Summary Comp. Table Total for Former PEO ($)(2)	Compensation Actually Paid to PEO ($)(1)(5)	Compensation Actually Paid to Former PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)(6)	Value of Initial Fixed $100 Investment Based On:		GAAP Consolidated Net Income/ (Loss) ($)(8)	Utility Adjusted Net Income ($)(9)
Year							TSR(7)	Peer Group TSR(4)
2024	8,153,592	—	7,211,864	—	2,340,314	2,533,014	110.90	116.68	198,815,000	249,901,000
2023	7,129,341	—	5,840,814	—	2,646,306	2,400,319	95.87	97.20	150,889,000	240,348,000
2022	4,355,798	6,129,727	3,648,614	1,664,481	1,823,386	1,319,319	89.96	104.87	(203,290,000)	177,110,000
2021	—	5,674,579	—	6,424,725	2,139,255	2,303,196	98.48	101.63	200,779,000	182,135,000
2020	—	6,511,777	—	4,293,622	2,499,520	1,790,098	82.51	83.11	232,324,000	149,918,000
(1)Amounts shown in this column relate to Ms. Haller, who became CEO of the Company in May 2022 and was CEO throughout 2024.
(2)Amounts shown in this column relate to Mr. Hester, who retired as CEO of the Company in May 2022.
(3)The non-principal executive officer (“PEO”) NEOs reflected in this column for 2024 were: Messrs. Stefani, Brown and Gabe, and Ms. Williams. The non-PEO NEOs reflected in this column for 2023 were: Messrs. Stefani, Brown, Daily, and Gabe. The non-PEO NEOs reflected in this column for 2022 were: Messrs. Stefani, Peterson, Brown and Daily, and Ms. Williams. The non-PEO NEOs reflected in this column for 2021 and 2020 were: Messrs. Peterson, Daily and DeBonis, and Ms. Haller.
(4)The Company’s peer group for Pay Versus Performance Table purposes is the S&P 1500 Gas Utilities Index, the same index the Company uses for purposes of the stock performance graph in the Company’s Annual Report to Stockholders.

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(5)Compensation Actually Paid (“CAP”) was calculated according to the SEC’s definition of CAP as directed by Item 402(v) of Regulation S-K, and is not the same as compensation received. To calculate CAP to Ms. Haller, the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:

Year	Fair Value Increase of Unvested Awards Granted in Applicable Fiscal Year As of Fiscal Year End ($)	Fair Value Increase of Awards Granted in Applicable Fiscal Year that Vested in Applicable Fiscal Year as of Vesting Date ($)	Change from Prior Year End Fair Value of Unvested Awards Granted in Prior Fiscal Year to Applicable Fiscal Year End Fair Value ($)	Change from Prior Year End Fair Value of Awards Granted in Prior Fiscal Year That Vested in Applicable Fiscal Year to Vesting Date Fair Value ($)	Deduction for Stock Awards Column in SCT ($)	Deduction for Change in Pension Value in SCT ($)	Increase for Service Cost for Pension Plan ($)
2024	3,843,396	1,016,042	446,453	(1,270,567)	(4,130,599)	(898,034)	51,581
(6)CAP was calculated according to the SEC’s definition of CAP as directed by Item 402(v) of Regulation S-K, and is not the same as compensation received. To calculate average CAP to the non-PEO NEOs, the following amounts were deducted from and added to average SCT total compensation:

Year	Average Fair Value Increase of Unvested Awards Granted in Applicable Fiscal Year As of Fiscal Year End ($)	Average Fair Value Increase of Awards Granted in Applicable Fiscal Year that Vested in Applicable Fiscal Year as of Vesting Date ($)	Average Change from Prior Year End Fair Value of Unvested Awards Granted in Prior Fiscal Year to Applicable Fiscal Year End Fair Value ($)	Average Change from Prior Year End Fair Value of Awards Granted in Prior Fiscal Year That Vested in Applicable Fiscal Year to Vesting Date Fair Value ($)	Average Deduction for Stock Awards Column in SCT ($)	Average Deduction for Change in Pension Value in SCT ($)	Average Increase for Service Cost for Pension Plan ($)
2024	1,146,801	75,598	126,350	58,169	(1,181,506)	(105,720)	73,007
(7)As required by Item 402(v)(2)(iv) and Item 201(e) of Regulation S-K, the Company’s cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (assuming dividend reinvestment) and the difference between the Company’s stock price at the end and the beginning of the measurement period by the Company’s stock price at the beginning of the measurement period.
(8)Net income/loss in this column is the Company’s GAAP consolidated net income/loss reflected in the Company’s audited financial statements for the applicable year.
(9)The Company-Selected Measure is utility adjusted net income, which is a non-GAAP measure. For a description of the adjustments made to utility net income to arrive at utility adjusted net income, see “Executive Compensation - Compensation Discussion and Analysis - 2024 Executive Officer Compensation” above.
Financial Performance Measures
The items listed in the two tables below represent the most important measures we used to determine CAP for 2024 to the NEOs who are officers of the Company and Southwest Gas, as further described in our Compensation Discussion and Analysis within the section titled “Executive Compensation - Compensation Discussion and Analysis - 2024 Executive Officer Compensation” for annual and long-term incentive compensation programs. The measures in the tables below contain all of the performance measures for the annual and long-term incentive programs for NEOs who are officers of the Company (Ms. Haller and Mr. Stefani) and Southwest Gas (Messrs. Brown and Gabe and Ms. Williams). Two separate tables are used because the measures used to link CAP to performance are different for the Company and Southwest Gas.

2025 Notice and Proxy	77

Executive Compensation

Most Important Performance Measures	Most Important Performance Measures

Ms. Haller and Mr. Stefani	Messrs. Brown and Gabe and Ms. Williams

3-year Adjusted EPS	3-year Average Utility ROE
3-year Average Utility ROE	Utility Adjusted Net Income
Utility Adjusted Net Income	Utility Safety
Centuri EBITDA	Utility Productivity
Centuri Free Cash Flow	Utility Customer Satisfaction
Utility Safety
Utility Productivity
Utility Customer Satisfaction

Analysis of Information Presented in the Pay Versus Performance Table
As described in more detail in the section “Executive Compensation - Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table. In the graphs below, CAP to the PEO for 2022 represents the aggregate CAP to Ms. Haller, the Company’s current CEO, and Mr. Hester, the Company’s former CEO. For 2023 and 2024, CAP to the PEO represents CAP to Ms. Haller, the Company’s current CEO.

78	Southwest Gas Holdings, Inc.

Executive Compensation
Company TSR Versus S&P 1500 Gas Utilities Index TSR
As shown on the graph below, the Company’s TSR tracked consistently with the S&P 1500 Gas Utilities Index TSR in both positive and negative directions in 2020 and 2021, but varied in 2022, and began to track consistently again for 2023 and 2024.
Total Shareholder Return:
Company vs. S&P 1500 Gas Utilities Index
(Value of Initial Fixed $100 Investment)

Company TSR	Gas Utilities Index TSR

2025 Notice and Proxy	79

Executive Compensation
CAP Versus Company TSR
As shown on the graphs below, as the Company’s absolute TSR increases and decreases, so does CAP to the PEO and non-PEO NEOs. The Company does not use Company absolute TSR as a measure to determine compensation levels or incentive plan payouts. Rather, relative TSR using the TSR for the 19-member peer group created for compensation comparison purposes was used as a modifier to increase or decrease long-term incentive payouts by up to 30% in 2020, 2021, and 2022. In 2023, the Company’s Compensation Committee decided to remove the relative TSR modifier due to the volatility of the Company’s stock price related to the anticipated separation of Centuri. Starting in 2025, the relative TSR modifier will again be applied to the Company’s long-term incentive program.
CAP to PEO vs. Company TSR

CAP to PEO	Company TSR
Notes:
-    TSR: value of initial fixed $100 investment in 2019
Average CAP to Non-PEO NEOs vs. Company TSR

Average CAP to Non-PEO NEOs	Company TSR
Notes:
-    TSR: value of initial fixed $100 investment in 2019

80	Southwest Gas Holdings, Inc.

Executive Compensation
CAP Versus GAAP Consolidated Net Income/Loss
As shown in the graphs below, CAP to the PEO and non-PEO NEOs does not move consistently with GAAP consolidated net income/loss. The Company does not use GAAP consolidated net income to determine compensation levels or incentive plan payouts, but instead uses utility adjusted net income as a financial metric in both the annual and long-term incentive programs. For more information on the Company’s use of utility adjusted net income in its annual and long-term incentive programs, see “Executive Compensation - Compensation Discussion and Analysis - 2024 Executive Officer Compensation” above.
CAP to PEO vs. GAAP Consolidated Net Income/Loss

$9.2
$6.9
$4.6
$2.3
$0.0
$(2.3)
$(4.6)
$(6.9)
$(9.2)
CAP (in millions $)
$240.0
$160.0
$80.0
$0.0
$(80.0)
$(160.0)
$(240.0)
Net Income/Loss (in millions $)
2020
2021
2022
2023
2024

CAP to PEO	GAAP Consolidated Net Income/Loss
Average CAP to Non-PEO NEOs vs. GAAP Consolidated Net Income/Loss

$4.4
$3.3
$2.2
$1.1
$0.0
$(1.1)
$(2.2)
$(3.3)
$(4.4)
CAP (in millions $)
$240.0
$160.0
$80.0
$0.0
$(80.0)
$(160.0)
$(240.0)
Net Income/Loss (in millions $)
2020
2021
2022
2023
2024

Average CAP to Non-PEO NEOs	GAAP Consolidated Net Income/Loss

2025 Notice and Proxy	81

Executive Compensation
CAP Versus Utility Adjusted Net Income
As shown on the graphs below, utility adjusted net income and CAP to the PEO and non-PEO NEOs move fairly consistently. Utility adjusted net income is the company-selected measure because it is the most important single-year financial performance measure used by the Company to link CAP to Company performance for 2024. It is most important because it is the single-year financial measure that is the most heavily weighted to determine annual incentive compensation payouts for each of the NEOs. Utility adjusted net income performance determines 40% of annual incentive compensation payouts for Southwest Gas officers and 30% of the annual incentive compensation payouts for Company officers. Using utility adjusted net income, rather than GAAP net income, is appropriate for the Company’s compensation program because the adjustments are used to help ensure comparability year over year and generally reflect items that are special, non-recurring items. For more information on the Company’s use of utility adjusted net income in the annual incentive program, and how this non-GAAP measure is calculated, see “Executive Compensation - Compensation Discussion and Analysis - 2024 Executive Officer Compensation” above.
CAP to PEO vs. Utility Adjusted Net Income

CAP to PEO	Utility Adjusted Net Income
Average CAP to Non-PEO NEOs vs. Utility Adjusted Net Income

Average CAP to Non-PEO NEOs	Utility Adjusted Net Income

82	Southwest Gas Holdings, Inc.

Audit Matters

Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee selected PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for the year ending December 31, 2025, subject to ratification of the selection by the stockholders. PwC has been the Company’s independent public accounting firm since 2002. The Audit Committee determined there are intrinsic benefits to audit quality resulting from the audit firm’s tenure, including years of experience that provide deep knowledge of the Company’s operations and business, its accounting policies and practices, the environment in which it operates, and its internal control over financial reporting. Because of PwC’s familiarity with the Company and its industry, PwC has demonstrated an ability to focus on significant risks, and to develop efficient and innovative audit processes, which have enabled the provision of services for fees considered competitive by the Audit Committee. Onboarding a new auditor requires significant cost, time commitment, and disruption that may distract from management’s focus on financial reporting and internal control.
To the Audit Committee’s knowledge, at no time has PwC had any direct or indirect financial interest in or connection with the Company or any of our subsidiaries other than for services rendered to the Company as described below.
The affirmative vote of a majority of the shares represented and voting at the Annual Meeting or by proxy is necessary to ratify the selection of PwC as the independent registered public accounting firm for the Company. If the selection of PwC is not ratified by stockholders, the Audit Committee will review its future selection of the independent registered public accounting firm in light of the results of the vote. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such change would be appropriate.
Representatives of PwC will be present at the Annual Meeting. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.

The Board recommends a vote “FOR” auditor ratification.

2025 Notice and Proxy	83

Audit Matters
Selection and Engagement of the Independent Registered Public Accounting Firm
The Audit Committee is composed of Independent Directors and meets periodically with the Company’s internal auditors and independent registered public accounting firm to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the Audit Committee reviews both the audit scope and proposed fees for the coming year.
Under the Audit Committee’s charter, the Audit Committee must preapprove all Company engagements of PwC, unless an exception exists under the provisions of the Exchange Act or applicable SEC rules. At the beginning of each audit cycle, the Audit Committee evaluates the anticipated engagements of the independent registered public accounting firm, including the scope of work proposed to be performed and the proposed fees, and approves or rejects each service, consistent with its preapproval policy, taking into account whether the services are permissible under applicable laws and the possible impact of each nonaudit service on PwC’s independence from management. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide effective and efficient service, and whether the service may enhance the Company’s ability to manage and control risk or improve audit quality. Throughout the year, the Audit Committee reviews updates of the actual services provided and fees charged by PwC.
Independent Auditor Fees
During fiscal years 2023 and 2024, PwC provided the following audit, audit-related and other professional services for the Company. The cost and description of these services are as follows:

	2023 ($)	2024 ($)
Audit Fees(1)	5,962,000	5,667,000
Audit-Related Fees(2)	93,000	221,500
Tax Fees(3)	1,414,000	330,300
All Other Fees(4)	900	2,000
(1)The services include the audit of the annual financial statements included in the Company’s Annual Report on Form 10-K; the reviews of unaudited quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q; subsidiary audits; consultations on accounting matters impacting the financial statements; comfort letters and consents for various financings and SEC filings; the assessment of the Company’s internal control over financial reporting; audit procedures in preparation for the Centuri separation; as well as audit procedures following recent business dispositions; and implementation of new technology systems.
(2)The services include regulatory audits and regulatory compliance, evaluations of the adoption of new accounting standards, approximately $150,000 of audit procedures following the 2024 Centuri IPO that are not directly relevant to the Company’s financial statements, and pre-implementation reviews for new technology systems.
(3)The services include corporate tax return reviews and corporate tax planning and advice, including tax services associated with the Board’s decision to pursue a separation of Centuri. The independent registered public accounting firm’s independence is assessed with respect to tax planning and advice services to be provided, including in light of the prohibition on representing the Company on tax matters before any regulatory or judicial proceeding or providing tax services to Company executives or directors.
(4)The services include permitted advisory services with regard to use of automated tools such as a disclosure checklist, which were not the subject of audit or audit-related services performed.

84	Southwest Gas Holdings, Inc.

Audit Matters
Pre-Approval Policy and Procedures
Requests for the independent registered public accounting firm to provide additional services are presented to the Audit Committee by the Company’s Chief Financial or Accounting Officer, on an as-needed basis. The Audit Committee has delegated to the chairperson of the Audit Committee the authority to evaluate and approve engagements on the Audit Committee’s behalf in the event that a need arises for preapproval between Audit Committee meetings. Approval of any additional services will be made consistent with the preapproval policy, which is reviewed at least annually, and presented to the Audit Committee for ratification at its next scheduled meeting.
Since the effective date of the preapproval process, the Audit Committee, or the chairperson through delegated authority, has reviewed, in advance of approval, each new engagement of PwC, and none of those engagements made use of the de minimis exception to the preapproval requirement contained in the SEC rules.
Audit Committee Report
The Audit Committee is composed of six members of the Board. The Board determined that each member of the Audit Committee qualifies as independent under the independence standards of the NYSE and the SEC.
The Audit Committee assists the Board in fulfilling its oversight responsibility by reviewing the financial information provided to stockholders and others, the system of internal control that management and the Board have established, and the audit process. Management is responsible for the Company’s consolidated financial statements, for maintaining effective internal control over the Company’s financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. PwC, the Company’s independent registered public accounting firm, is required to plan and perform an integrated audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects, and to issue a report thereon. The Audit Committee’s role and responsibilities are to monitor and oversee these processes as set forth in a written Audit Committee charter adopted by the Board. The Audit Committee charter is available on the Company’s website at www.swgasholdings.com. The Audit Committee reviews and assesses the adequacy of the charter at least annually and recommends any changes to the Board for approval.
In fulfilling the Audit Committee’s responsibilities for 2024, the Audit Committee:
▪Reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2024, with management and PwC;
▪Discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
▪Received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence, and the Audit Committee discussed with PwC its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2024, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC.
Audit Committee

A. Randall Thoman (Chair)	Andrew W. Evans	Carlos A. Ruisanchez
E. Renae Conley	Jane Lewis-Raymond	Leslie T. Thornton

2025 Notice and Proxy	85

Securities Ownership by Directors, Director Nominees, Named Executive Officers, and Certain Beneficial Owners
Directors, Director Nominees, and Named Executive Officers
The following table discloses all Common Stock of the Company and its subsidiaries beneficially owned by the Company’s directors, the nominees for director and the named executive officers of the Company, as of March 3, 2025.

Directors, Nominees & Executive Officers	Shares of SWX Common Stock Beneficially Owned (#)(1)	Shares of CTRI Common Stock Beneficially Owned (#)(1)	Percent of Outstanding SWX Common Stock	Percent of Outstanding CTRI Common Stock
E. Renae Conley	9,565	5,550	*	*
Andrew W. Evans	8,159	—	*	*
Karen S. Haller(2)(4)	98,881	12,000	*	*
Jane Lewis-Raymond(5)	16,876	1,000	*	*
Henry P. Linginfelter	8,159	7,500	*	*
Anne L. Mariucci	47,533	71,400	*	*
Carlos A. Ruisanchez	8,738	5,000	*	*
Brian E. Sandoval	—	—	*	*
Ruby Sharma	7,593	—	*	*
Andrew J. Teno	8,050	—	*	*
A. Randall Thoman(3)(6)	43,021	—	*	*
Leslie T. Thornton	15,248	1,000	*	*
Robert J. Stefani	9,656	—	*	*
Justin L. Brown(2)	32,298	18,700	*	*
Randall P. Gabe	15,356	600	*	*
Julie M. Williams	18,545	—	*	*
Other Executive Officers	20,272	1,150	*	*
All Directors and Executive Officers	367,950	123,900	0.51%	0.14%
*    Represents less than 1% of the issued and outstanding shares of the Company’s Common Stock as of March 3, 2025 and Centuri’s common stock as of February 24, 2025.
(1)Common Stock holdings listed in these columns include restricted stock units that are vested as of March 3, 2025 for Company Common Stock and February 24, 2025 for Centuri common stock, and those that are scheduled to vest within 60 days after those dates.
(2)Number of shares does not include 28,018 Company shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Ms. Haller and Mr. Brown are trustees of the Foundation but disclaim beneficial ownership of the shares held by the Foundation.

86	Southwest Gas Holdings, Inc.

Securities Ownership
(3)The holdings include 8,092 Company shares over which Mr. Thoman has shared voting and investment power with his spouse through a family trust.
(4)The holdings include 996 Company shares over which Ms. Haller’s spouse has voting and investment control.
(5)The holdings include 1,500 Company shares over which Ms. Lewis-Raymond’s spouse has shared voting and investment power through a family trust.
(6)Mr. Thoman has attained retirement age, as specified in the Corporate Governance Guidelines, and has not been renominated to stand for election at the Annual Meeting. The total for Mr. Thoman includes 34,929 Company shares that will vest upon his retirement, which will be within 60 days of March 3, 2025.
Certain Beneficial Owners
The following table discloses all Common Stock beneficially owned by anyone that the Company believes beneficially owns more than 5% of the Company’s outstanding shares of Common Stock based solely on the Company’s review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Common Stock as of March 3, 2025

CARL C. ICAHN(1) 16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160	9,632,604	13.41%

BLACKROCK, INC.(2) 50 Hudson Yards New York, New York 10001	9,297,238	12.94%

THE VANGUARD GROUP(3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	7,251,928	10.09%

CORVEX MANAGEMENT LP(4) 667 Madison Avenue New York, NY 10065	4,769,098	6.64%

(1)According to Schedule 13D/A filed on November 20, 2024, Carl C. Icahn and entities controlled by Mr. Icahn have no sole voting power, shared voting power over 9,632,604 shares, no sole dispositive power, and shared dispositive power over 9,632,604 shares.
(2)According to Schedule 13G/A filed on January 23, 2024, BlackRock, Inc. has sole voting power over 9,144,010 shares, no shared voting power, sole dispositive power over 9,297,238 shares, and no shared dispositive power.
(3)According to Schedule 13G/A filed on February 13, 2024, The Vanguard Group has no sole voting power, but has shared voting power over 42,782 shares, sole dispositive power over 7,138,691 shares, and shared dispositive power over 113,237 shares.
(4)According to Schedule 13D filed on October 23, 2023, and subsequent information provided to the Company by Corvex Management LP, Corvex Management LP has sole voting and dispositive power over 4,769,098 shares.

2025 Notice and Proxy	87

Securities Ownership
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our designated executive officers, directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. The Company has procedures in place to assist directors and designated executive officers in complying with Section 16(a), which includes the preparation of forms for filing. We are required to disclose any failure of these persons to file these reports by the required deadlines. Based solely on our review of filed reports and the representations of the reporting persons, we believe these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2024, except as follows. One of our executive officers, Robert J. Stefani, filed a Form 4 one day late, on December 3, 2024, to report a single transaction for withholding of Common Stock by the Company in connection with the vesting of restricted stock units for tax withholding purposes.
Submission of Stockholder Proposals for the 2026 Annual Meeting
Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the 2026 annual meeting of stockholders (the “2026 Annual Meeting”), must be received at our principal executive offices on or before November 17, 2025.
In addition, our Bylaws establish an advance notice procedure for stockholders to make director nominations for consideration at the Company’s annual meetings of stockholders. Director nominee proposals for the 2026 Annual Meeting must be received in writing by the Company on or before November 17, 2025. Proposals should be sent to the Corporate Secretary at Southwest Gas Holdings, Inc., P.O. Box 98510, Las Vegas, Nevada 89193-8510. Any proposal to nominate a director to our Board must set forth the information required by the Company’s Bylaws. See “Board and Governance Matters - Selection of Directors” for a summary of these requirements.
A stockholder who wishes to submit a business proposal pursuant to our Bylaws outside of the process of Rule 14a-8 under the Exchange Act for the 2026 Annual Meeting must timely deliver a written notice in accordance with the requirements set forth in the Company’s Bylaws, including eligibility and information required in such notice. In order for a stockholder business proposal to be considered for inclusion in the Company’s proxy statement for the 2026 Annual Meeting, it must be in such form as is required by Rule 14a-8 of the Exchange Act and received by the Company on or before November 17, 2025. Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 2, 2026 and must also comply with the additional requirements of Rule 14a-19(b).

88	Southwest Gas Holdings, Inc.

Questions and Answers about the Annual Meeting
We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Southwest Gas Holdings, Inc. for the 2025 Annual Meeting of Stockholders and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held in a completely virtual format on May 1, 2025 at 8:30 a.m. PDT.
We are sending a Notice of Internet Availability of Proxy Materials and making this Proxy Statement and our 2024 Annual Report to Stockholders available to stockholders on our website at www.swgasholdings.com/financial-information/annual-reports-proxy-materials on or about March 17, 2025. We also will be mailing these materials to EIP participants, and to those stockholders who request paper or e-mail copies of the proxy materials, on or about March 17, 2025.
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will be asked to vote on the following matters:
▪The election of eleven directors of the Company;
▪The approval, on a non-binding, advisory basis, of the Company’s executive compensation;
▪The ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2025; and
▪Any other matter as may properly come before the Annual Meeting or any adjournment thereof.
How do I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders. You can attend the Annual Meeting online, where you will be able to listen to the meeting live, submit questions and vote online, as long as you have pre-registered. Attendance at the Annual Meeting will be limited to stockholders of the Company as of March 3, 2025, the record date for the Annual Meeting, and guests of the Company. You will not be able to attend the Annual Meeting in person at a physical location.
In order to attend the virtual Annual Meeting, you will need to pre-register at least two hours before the Annual Meeting begins. To pre-register for the meeting, please go to https://register.proxypush.com/swx. You will need the control number found on the upper right-hand corner of the Notice of Internet Availability of Proxy Materials, Proxy Card or voting instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting.
After registering, you will receive a confirmation email. Approximately one hour prior to the start time of the meeting, you will receive another email containing a unique link providing access to the virtual Annual Meeting. The Annual Meeting will begin promptly at 8:30 a.m. PDT. Online access to the meeting will open at 8:15 a.m. PDT to allow time for stockholders to log-in and test their equipment. A countdown waiting page will be shown if you log-in before 8:15 a.m. PDT. All emails will be sent to the email address you provide during pre-registration.
You will need the latest version of Chrome, Safari, Edge or Firefox. Please test your internet browser before the Annual Meeting to ensure compatibility. A toll-free phone number will be provided to access technical support for the virtual Annual Meeting.

2025 Notice and Proxy	89

Questions and Answers about the Annual Meeting
Technical Disruptions. In the event of any technical disruptions or connectivity issues during the course of the Annual Meeting, please allow for some time for the meeting website to refresh automatically, and/or for the meeting operator to provide verbal updates.
Stockholder List. As required by Delaware law, we will make available a list of registered stockholders as of March 3, 2025, the record date, for inspection by stockholders for any purpose germane to the Annual Meeting from April 21, 2025 through May 1, 2025 at our headquarters located at 8360 S. Durango Dr., Las Vegas, Nevada. If you wish to inspect the list, please submit your request, along with proof of your Common Stock ownership, by email to SWX@swgas.com.
Voting by Ballot at the Annual Meeting. Although the meeting webcast will begin at 8:30 a.m. PDT on May 1, 2025, we encourage you to access the meeting site 15 minutes prior to the start time to allow ample time to log-in for the meeting webcast and test your computer system.
For street name stockholders who wish to vote by ballot at the Annual Meeting, you must also provide a legal proxy from your broker, bank or other custodian when submitting your ballot before the polls close at the Annual Meeting. Any voting instruction form you receive in connection with the Annual Meeting is not a legal proxy. Please also note that if you do request a legal proxy from your broker, bank or other agent, the issuance of the legal proxy will invalidate any prior voting instructions you have given and will prevent you from giving any further voting instructions to your broker, bank or custodian to vote on your behalf. Consequently, you will only be able to vote by ballot at the Annual Meeting or by submitting a validly executed Proxy Card together with your legal proxy in advance of the Annual Meeting. Your legal proxy, in electronic form (PDF, JPEG, GIF or PNG file format), must be submitted along with your ballot before the polls close at the Annual Meeting in order for your vote by ballot to count. Multiple legal proxies must be combined into one document for uploading at the Annual Meeting.
How can I submit questions prior to and during the Annual Meeting?
Prior to the Annual Meeting, stockholders may submit questions pertaining to the business of the meeting by emailing the Company’s Corporate Secretary, Catherine M. Mazzeo, at: SWX@swgas.com. During the Annual Meeting, as well as 15 minutes prior to the start time, stockholders will also be able to submit questions through the online platform used for the Annual Meeting. The Company will respond to germane questions during the meeting or shortly after the meeting on our website. We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to edit questions to remove inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters. If we receive substantially similar questions, we may group such questions together and provide a single response.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on March 3, 2025, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting. If you are a stockholder of record on that date, you are entitled to vote all of the shares that you held on that date at the Annual Meeting, or any adjournment or postponement of the Annual Meeting.
How many votes do I have?
You have one vote for each share of Common Stock you owned as of the record date for the Annual Meeting.

90	Southwest Gas Holdings, Inc.

Questions and Answers about the Annual Meeting
How do I vote?
If your shares are registered directly in your name, you are the holder of record of those shares and can vote your shares either by proxy, whether or not you attend the virtual Annual Meeting, or by ballot by attending the virtual Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to submit your proxy promptly to ensure that your votes are counted. You may still attend the virtual Annual Meeting and vote by ballot even if you have already submitted a proxy.
Stockholders have a choice of voting online, by telephone, by mail, or at the Annual Meeting:
▪If you received a printed copy of the proxy materials, please follow the instructions on your Proxy Card or voting instruction form. Your Proxy Card or voting instruction form provides information on how to vote.
▪If you received a Notice of Internet Availability of Proxy Materials, please follow the instructions on the notice. The Notice of Internet Availability of Proxy Materials provides information on how to vote.
▪If you received an e-mail notification, please click on the link provided in the e-mail notification and follow the instructions on how to vote.
If you hold your shares in a brokerage account or through a bank, trust or other nominee or holder of record (collectively referred to as a “broker”), you are the beneficial owner of the shares, and the shares are held in “street name.” You will receive instructions from your broker on how to vote your shares. Your broker will allow you to deliver your voting instructions online and may also permit you to submit your voting instructions by telephone or by completing, dating and signing the voting instruction form included with your proxy materials if you request a paper copy. You are also entitled to obtain a legal proxy from your broker in order to vote by ballot at the virtual Annual Meeting.
If you hold your shares indirectly in the EIP, you have the right to direct the EIP trustee how to vote your shares by following the instructions from the EIP trustee accompanying the Proxy Statement. Please note that the EIP trustee must receive your vote directions by no later than April 28, 2025. If you do not timely direct the EIP trustee how to vote your shares, then the EIP trustee will vote your shares in the same proportion as the shares for which timely instructions were received from other EIP participants. EIP participants may not vote their EIP shares by ballot at the Annual Meeting.
Can I revoke or change my vote?
Yes, a record holder can revoke or change a vote at any time prior to the voting of shares at the Annual Meeting by (a) casting a new vote by telephone or online; (b) sending a new Proxy Card with a later date; (c) sending a written notice of revocation that is received on or prior to April 30, 2025, by mail to EQ Shareowner Services, Southwest Gas Holdings, Inc. P.O. Box 64945, Saint Paul, MN 55164-0945; or (d) voting by ballot at the virtual Annual Meeting. If a broker, bank, trustee or other nominee holds your shares, you must contact them in order to find out how to change your vote.
What are the Board’s recommendations?
The Board’s recommendations are set forth within the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:
▪FOR the election of the slate of directors nominated by the Board (see Proposal 1);
▪FOR the approval, on a non-binding, advisory basis, of the Company’s executive compensation (see Proposal 2); and
▪FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025 (see Proposal 3).

2025 Notice and Proxy	91

Questions and Answers about the Annual Meeting
How many votes must be present to hold the Annual Meeting?
In order to conduct business at the Annual Meeting, the holders of a majority of the outstanding shares of Common Stock entitled to vote must be present at the meeting. Shares are counted as present at the meeting if (i) you are present online and vote at the meeting, or (ii) you have properly and timely submitted your proxy as described above under “How do I vote?” This is called a quorum. As of the close of business on March 3, 2025, 71,847,888 shares of Common Stock were outstanding and entitled to vote; therefore, a quorum will be established by the presence of 35,923,945 shares by virtual attendance or by proxy at the Annual Meeting. Proxies received but marked as abstentions and any broker non-votes will be included in the calculation of the votes considered to be present at the meeting.
What is a “broker non-vote”?
A “broker non-vote” occurs when a broker lacks discretionary authority to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the NYSE determine whether matters presented at the Annual Meeting are “routine” or “non-routine” in nature. The election of directors is considered a “non-routine” matter. Similarly, the advisory vote to approve the Company’s executive compensation is considered a “non-routine” matter. Therefore, beneficial owners who hold their shares in street name must provide voting instructions to their brokers in order for their broker to vote their shares on these matters. As a result, if you do not instruct your broker on how to vote your shares, then your shares will not be voted on these proposals. We urge you to instruct your broker about how you wish your shares to be voted. The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025 is considered a “routine” matter, and brokers will have discretionary authority to vote on this matter without any voting instructions from the beneficial owners.
What vote is required to approve each proposal?
The eleven nominees for director who receive the highest number of votes “FOR” their election will be elected as directors, subject to our Majority Voting Policy. This is called a “plurality vote.” For details on our Majority Voting Policy, see “Board and Governance Matters - Majority Voting Policy” above. The affirmative vote of the holders of a majority of the votes cast will be required to ratify PricewaterhouseCoopers LLP’s selection as the independent registered public accounting firm for the Company for fiscal year 2025 and to approve, on an advisory basis, the Company’s executive compensation. Although the result of the vote to approve executive compensation is non-binding, the Board will consider the outcome of the vote when making future executive compensation decisions.
How are my votes counted?
▪Election of Directors: You may vote “FOR ALL,” or “WITHHOLD ALL,” or “FOR ALL EXCEPT.” If you mark “FOR ALL,” your votes will be counted for all of the director nominees. Abstentions and any broker non-votes will not be counted as votes cast and will, therefore, have no effect on the election of directors.
▪Advisory Vote to Approve Executive Compensation: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the advisory vote to approve the Company’s executive compensation. The result of this vote is non-binding. However, the Board will consider the outcome of the vote when making future executive compensation decisions. Abstentions and any broker non-votes will not be counted as votes cast and will, therefore, have no effect on the outcome of this proposal.

92	Southwest Gas Holdings, Inc.

Questions and Answers about the Annual Meeting
▪Ratification of the selection of PricewaterhouseCoopers LLP: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025. Abstentions and any broker non-votes will not be counted as votes cast and will, therefore, have no effect on the outcome of this proposal.
We will appoint an independent inspector of election in advance of the meeting to tabulate votes, to ascertain whether a quorum is present, and to determine the voting results on all matters presented to Company stockholders.
What if I do not vote for any or all of the matters listed on my Proxy Card?
As a stockholder of record, if you return a signed Proxy Card without indicating your vote on any or all of the matters to be considered at the Annual Meeting, your shares will be voted “FOR” the director nominees listed on the Proxy Card, “FOR” the advisory vote to approve executive compensation, and “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025, if you have not voted otherwise on a particular proposal. With respect to any other matter that properly comes before the Annual Meeting, Karen S. Haller and Catherine M. Mazzeo, the proxies designated by the Board and identified in the accompanying Proxy Card, will vote all proxies granted to them at their discretion.
Can the shares that I hold in a brokerage account or the EIP be voted if I do not instruct my broker or the EIP trustee?
▪Shares held in street name: If you do not instruct your broker to vote your shares of Common Stock held in street name, your broker has the discretion to vote your shares on all “routine” matters scheduled to come before the Annual Meeting. For “non-routine” matters, your broker does not have discretion to vote your shares and, if you do not give your broker voting instructions, your shares will be considered broker non-votes. The election of directors and the advisory vote to approve executive compensation are considered “non-routine” matters, and in order to vote on these matters, you will need to instruct your broker how to vote your shares. The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025 is considered a “routine” matter, and your broker will have the discretion to vote your shares unless you provide voting instructions.
▪Shares held in the EIP: If you do not provide instructions to the EIP trustee for the shares of Common Stock that you hold in the EIP, then the EIP trustee will vote your shares in the same proportion as the shares for which timely instructions were received from other EIP participants.
Are proxy materials available online?
Complete copies of the Notice of 2025 Annual Meeting of Stockholders, this Proxy Statement and the 2024 Annual Report to Stockholders are available at www.swgasholdings.com/financial-information/annual-reports-proxy-materials.

2025 Notice and Proxy	93

Questions and Answers about the Annual Meeting
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
SEC rules allow us to furnish our proxy materials online. Accordingly, we sent the majority of our stockholders a Notice of Internet Availability of Proxy Materials for this year’s Annual Meeting of Stockholders containing instructions on how to access the proxy materials online or to request a paper or e-mail copy. In addition, stockholders may request to receive proxy materials in printed form by mail or e-mail on an ongoing basis by submitting a request at www.investorelections.com/swx. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it. If multiple stockholders reside at the same address, each stockholder will receive their own proxy materials, unless the stockholders instruct otherwise.
What happens if the Annual Meeting is postponed or adjourned?
If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted at the Annual Meeting.
Who is soliciting my proxy?
Your proxy is being solicited by the Board, and the Company will bear the entire cost of the proxy solicitation. Innisfree M&A Incorporated (“Innisfree”), has been retained to assist in obtaining proxies from certain stockholders at an estimated cost of $30,000. The Company’s contract with Innisfree contains an indemnification provision relating to certain claims, liabilities, losses, damages and expenses arising out of or relating to Innisfree’s services. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to you if your shares are held in “street name.” Innisfree will reimburse them for their expenses in providing the materials to you on our behalf. In addition, our directors, officers or employees may solicit proxies in person or by telephone, e-mail or facsimile. No additional compensation will be paid for such services.
Other Matters to Come Before the Annual Meeting
If any business not described in this Proxy Statement should come before the Annual Meeting for your consideration, it is intended that the shares represented by our proxies will be voted at their discretion. As of the date of this Proxy Statement, we know of no other matter which might be presented for stockholder action at the Annual Meeting.

94	Southwest Gas Holdings, Inc.

Southwest Gas HOLDINGS

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE ONLINE OR BY TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD BY MAIL.

The Board of Directors Recommends a Vote FOR Proposal 1 through Proposal 3.

1. Election of directors:

01 E. Renae Conley	05 Henry P. Linginfelter	08 Brian E. Sandoval	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
02 Andrew W. Evans	06 Anne L. Mariucci	09 Ruby Sharma		
03 Karen S. Haller	07 Carlos A. Ruisanchez	10 Andrew J. Teno		
04 Jane Lewis-Raymond		11 Leslie T. Thornton		

Please fold here – Do not separate

To withhold authority to vote for a particular nominee, mark the Vote FOR all nominees (except as marked) box and enter the number next to the name(s) of the exceptions in the space provided. Unless authority to vote for all the foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not listed.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

SOUTHWEST GAS HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS

VIRTUAL MEETING

Please refer to the back of this Proxy Card for Voting Instructions

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at
www.swgasholdings.com/financial-information/annual-reports-proxy-materials

Southwest Gas HOLDINGS

PROXY

This proxy will be voted in the manner directed by the stockholder(s). If no direction is made, this proxy will be voted FOR the listed director nominees (Proposal 1), FOR approval, on a non-binding, advisory basis, of the Company's executive compensation (Proposal 2), and FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2025 (Proposal 3).

The undersigned hereby revokes all previously granted proxies and appoints Karen S. Haller and Catherine M. Mazzeo as Proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote as designated by telephone, online or by mail, all the shares of Common Stock of the undersigned at the 2025 Annual Meeting of Stockholders of Southwest Gas Holdings, Inc., and at any adjournments or postponements thereof; and at their discretion, with authorization to vote such shares on any other matters as may properly come before the meeting or any adjournment or postponement thereof.

Vote Online, by Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or online vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

ONLINE
www.proxypush.com/swx
Vote your proxy online.

PHONE
1-866-883-3382
Vote your proxy by telephone.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Please ensure your mail vote will be delivered by April 30, 2025.

VOTE LIVE
You can register to attend the virtual Annual Meeting and vote your proxy live during the meeting at https://register.proxypush.com/SWX.

If you vote your proxy online or by telephone, you do NOT need to return your Proxy Card by mail.